Filed pursuant to Rule 424(b)(5)
Registration No. 333-227683

Prospectus Supplement

(to Prospectus dated October 17, 2018)

500,000 Shares of Common Stock

and a

Warrant to Purchase 942,857 Shares of Common Stock

We are offering 500,000 shares of our common stock, no par value per share, and a warrant to purchase up to 942,857 shares of common stock, pursuant to this prospectus supplement and the accompanying prospectus. The shares of common stock are offered at a price per share of $3.00. The warrant exercise price is $3.50 per share, will be exercisable on or after the date of issuance and will terminate on the three-year anniversary of the date of issuance.

In connection with the offering, we will also issue a senior secured note to the investor in the amount of $3.0 million. FOD Capital, LLC will be the sole investor. The common stock, warrant and note will be issued separately but will be purchased together in the offering for an aggregate amount of $4.5 million.

Our common stock is traded on the NASDAQ Capital Market under the symbol “FUV”. The last reported sale price of our common stock on December 24, 2018 was $2.07 per share. There is no established public trading market for the warrant or note and we are not listing the warrant or note on an exchange or any trading market and do not expect a trading market to develop. This prospectus supplement also relates to the offering of shares of common stock upon the exercise, if any, of the warrant issued in this offering. The note is being issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates, as computed within sixty (60) days prior to the date of this prospectus supplement, was $35,739,673, based on 16,027,441 shares of our common stock outstanding, of which 8,122,653 shares were held by non-affiliates, each measured as of November 8, 2018. During the 12 calendar months prior to and including the date of this prospectus supplement (including this offering), we will have sold securities with an aggregate market value of $6,014,700 pursuant to General Instruction I.B.6 of Form S-3.

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and beginning on page 4 of the accompanying prospectus, the section captioned “Item 1A—Risk Factors” in our most recently filed Annual Report on Form 10-K and Quarterly Report on 10-Q, which are incorporated by reference into this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 26, 2018.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On October 3, 2018, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3. That registration statement was declared effective on October 17, 2018.

This prospectus supplement describes the specific terms of the common stock, warrant and note we are offering and also adds to, and updates information in the accompanying prospectus and the documents incorporated by reference into it or this prospectus supplement. If there is a conflict between the information contained in this prospectus supplement and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made using this prospectus supplement or the accompanying prospectus, implies that there has been no change in our affairs or that information in this prospectus supplement or the accompanying prospectus is correct as of any date after their respective dates. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should carefully read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement is a part. You should read the exhibits carefully for provisions that may be important to you.

Unless otherwise indicated in this prospectus supplement or the context otherwise requires, all references to “we”, “us”, “our”, “the Company”, and “Arcimoto” refer to Arcimoto, Inc.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and in the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and in the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and in the accompanying prospectus, and the information referred to under the heading “Risk Factors” in these documents and in the documents incorporated by reference into this prospectus supplement and in the accompanying prospectus.

Our Company

Overview

Arcimoto’s mission is to help catalyze the shift to a sustainable transportation system. Since our incorporation in November 2007, we have been engaged primarily in the design and development of ultra-efficient three-wheeled electric vehicles. Over the course of our first ten years, we designed, built and tested eight generations of prototypes, culminating in the Fun Utility Vehicle®, or FUV.

The FUV is a pure electric solution that we estimate is approximately a quarter of the weight, takes up a third of the parking space of and is more efficient than the average passenger car in the United States. We anticipate offering the FUV with several option packages to meet the needs of a variety of customers. We believe that small Retail Series FUV production will commence by early 2019. As of September 30, 2018, we had 3,018 pre-orders for our Retail Series FUV.

Recent Developments

On October 27, 2018, we opened our first customer experience and rental location in Eugene, Oregon and plan to open a second rental location in San Diego, California. We used the Eugene rental facility primarily as a test bed for developing the rental operations. The Eugene rental facility allowed prospective customers to rent an FUV without the pressures typical of the traditional sales process. We learned a great deal from this short-term test that we believe will help us refine our rental operations in preparation for a planned reopening of the Eugene rental facility and potential launch of the San Diego rental operation after Retail FUV production has commenced.

On November 19, 2018, the Company entered into Subscription Agreements with certain investors, relating to a public offering of 504,900 shares of the Company’s common stock directly to investors pursuant to that certain first Prospectus Supplement finalized on November 20, 2018. The offering price was $3.00 per share.

Corporate History and Information

We were originally formed on November 21, 2007 as WTP Incorporated, an Oregon corporation. On December 29, 2011, we changed our name to Arcimoto, Inc. Our principal executive offices are located at 2034 West 2nd Ave., Eugene, Oregon 97402, and our phone number is (541) 683-6293. Our website address is www.arcimoto.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement.

The Offering

Issuer common stock	500,000 shares of common stock at a price per share of $3.00.

Warrant	Warrant to purchase up to 942,857 shares of common stock at an exercise price per share of $3.50. The warrant will be exercisable on or after the date of issuance and will terminate on the three-year anniversary of the date of issuance.

Note	$3.0 million in senior secured debt with a perfected first secured lien on all assets. Interest will accrue at 10% per annum and will be paid at maturity or payoff of the note, with a minimum of one year of interest paid at such time. The note will mature one year from closing and can be extended for an additional six months upon payment of $300,000 by the Company.

Common stock outstanding before this offering (1)	14,532,341 shares.

Common stock to be outstanding after this offering (1)	15,032,341 shares immediately after this offering and 15,975,198 shares assuming full exercise of the warrant immediately after this offering.

Manner of offering	We are offering the shares of our common stock, warrant and note directly to the investor with the assistance of a financial advisor, ROTH Capital Partners. See “Plan of Distribution” on page S-8.

Offering price per share	The offering price per share is $3.00 for 500,000 shares of common stock and the warrant has an exercise price per share of $3.50 for up to 942,857 shares of common stock.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including to cover our operating expenses and offering costs. See “Use of Proceeds” on page S-7.

NASDAQ Capital Market symbol	Our common stock is quoted and traded on the NASDAQ Capital Market under the symbol “FUV”. There is no established public trading market for the warrant or note, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrant or note on any securities exchange. The note is being issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Risk factors	Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, beginning on page 4 of the accompanying prospectus and in the documents incorporated herein and therein by reference.

(1)	The number of shares of our common stock that are and will be outstanding immediately before and after this offering as shown above is based on 14,532,341 shares outstanding as of December 24, 2018. The number of shares outstanding as of December 24, 2018, as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	528,000 shares of our common stock issuable upon the exercise of options outstanding under our 2018 Omnibus Stock Incentive Plan, with a weighted average price of $4.33 per share;
●	810,889 shares of our common stock issuable upon the exercise of options outstanding under our 2015 Stock Incentive Plan, with a weighted average price of $2.53 per share;
●	893,004 shares of common stock issuable upon the exercise of warrants under our Amended and Restated 2012 Employee Stock Benefit Plan, with a weighted average price of $0.60 per share;
●	472,000 shares of our common stock reserved for future issuance under our 2018 Omnibus Stock Incentive Plan, 134,855 shares of our common stock reserved for future issuance under our 2015 Stock Incentive Plan, and 11,996 shares of our common stock reserved for future issuance under our Amended and Restated 2012 Employee Stock Benefit Plan;
●	122,238 shares of common stock issuable upon the exercise of underwriter warrants issued in connection with our September 2017 Regulation A offering, with a price of $7.475 per share;
●	47,000 shares of our common stock issuable upon the exercise of warrants issued to certain of our vendors, with a weighted average price of $3.20 per share; and
●	2,000,000 shares of Class C Preferred Stock issued on November 15, 2018, and convertible into 2,000,000 shares of common stock, upon approval of an amendment to our Second Amended and Restated Certificate of Incorporation of Arcimoto, Inc., increasing the number of our authorized and unissued shares of common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described below and under the caption “Risk Factors” in the accompanying prospectus and in our most recently filed Annual Report on Form 10-K and Quarterly Report on 10-Q filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q that have been or will be incorporated by reference in this prospectus supplement, including any amendments thereto. The risks set forth below and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to this Offering, our Developing Growth Strategy, and Ownership of Our Common Stock

We may not raise enough capital from the sale of our securities to address our short-term cash flow needs or adequately fund and execute our developing growth strategy.

We may be unable to successfully complete all of the anticipated uses of the net proceeds of this offering. The financial notes to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, contain an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern and the depletion of our cash as of approximately the end of November 2018. Even considering this offering, we might not be able to address our short-term cash flow needs and continue operations. Furthermore, we might be unable to execute our developing growth strategy as planned and our prospects, business, financial condition, and results of operations could be adversely affected, all of which would have a negative impact the return on your investment in our common stock.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our securities. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our existing shareholders, or at a price per share that is less than the price per share paid by investors in this offering, which could adversely affect the market price of shares of our common stock and our business.

We will require additional financing to fund future operations, including our research, development, sales and marketing activities. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, we may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering. Additionally, if we raise additional funds by issuing equity securities, the percentage ownership of our current shareholders will be reduced, and, if the equity securities issued are preferred shares, the holders of the new preferred shares may have rights superior to those of our existing securityholders, which could adversely affect rights of our existing securityholders and the market price of our common stock. If we raise additional funds by issuing debt securities, the holders of those debt securities would have some rights senior to those of our existing securityholders, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us which could have a materially adverse effect on our business.

We may not have an adequate number of shares of common stock authorized to enable us to complete future equity financing transactions, which may adversely affect our ability to grow and develop the Company.

We are authorized to issue 20,000,000 shares of common stock, of which 14,532,341 shares were outstanding on December 24, 2018. At December 24, 2018, we had reserved 2,401,131 shares of common stock for issuance upon exercise of our outstanding options and warrants. In addition, at such date, we had 472,000 shares of our common stock reserved for future issuance under our 2018 Omnibus Stock Incentive Plan, 134,855 shares of our common stock reserved for future issuance under our 2015 Stock Incentive Plan, and 11,996 shares of our common stock reserved for future issuance under our Amended and Restated 2012 Employee Stock Benefit Plan. If all of these securities were exercised, the total number of shares of our common stock that we would be required to issue would have been 3,019,982, which in addition to the 14,532,341 shares outstanding, would leave 2,447,677 authorized but unissued shares of common stock.

Due to the Company’s insufficient authorized shares of common stock for a meaningful offering of common stock, on November 15, 2018, Arcimoto entered into a Share Exchange Agreement (the “Exchange Agreement”) with Mark Frohnmayer, our President, Chief Executive Officer and Chairman of the Board of Directors. Pursuant to the Exchange Agreement, Mr. Frohnmayer exchanged 2,000,000 of his shares of our common stock for 2,000,000 shares of our Class C preferred stock (the “Class C Preferred Stock”). The Class C Preferred Stock will automatically convert into 2,000,000 shares of common stock upon the filing of an amendment to our Second Amended and Restated Articles of Incorporation (our “Restated Articles”) that increases our authorized shares of common stock.

On November 19, 2018, we issued 504,900 shares of common stock pursuant to a public offering (the “November Offering”). Assuming 500,000 shares are sold in this offering and 942,857 shares are issued in connection with the exercise of the warrant, we will only have 1,004,820 authorized but unissued shares of common stock available, taking into account the exercise of our outstanding options and warrants and shares reserved for issuance under our stock plans as of December 24, 2018.

As a result of our limited number of our authorized and unissued shares of common stock, we may have insufficient shares of common stock available to issue in connection with any future equity financing transactions we may seek to undertake. Accordingly, we will likely be required to take steps at an annual or special meeting of shareholders to seek approval of an increase in the number of our authorized shares of common stock. Until we increase the number of authorized shares available for issuance, we may not be able to raise additional capital following this offering, which may materially and adversely affect our ability to grow and develop the Company.

If we are unable to effectively implement or manage our developing growth strategy, our operating results and financial condition could be materially and adversely affected.

As part of our developing growth strategy, we may modify our distribution channels and engage in strategic transactions with third parties or open rental locations, open new retail, manufacturing, research or engineering facilities, expand our existing facility, add additional product lines or expand our businesses into new geographical markets. For example, we opened our first customer experience and rental location in Eugene, Oregon in October 2018 and plan to open a second rental location in San Diego, California, in the coming months, which is a new business model for us. There is a range of risks inherent in such a strategy that could adversely affect our ability to successfully achieve these objectives, including, but not limited to, the following:

●	our inability to pay the leasing costs associated with our rental facilities in the near term;
●	the potential failure to successfully operate rental locations (including challenges we may face from the insurance industry) or integrate a rental vehicle business into our existing infrastructure;
●	an inability to attract and retain the customers, employees, suppliers and/or marketing partners of a rental business;
●	the uncertainty that we may not be able to generate, anticipate or meet consumer demand for our FUVs;
●	the potential disruption of our business;
●	the increased scope and complexity of our operations could require significant attention from management and impose constraints on our operations or other projects;

●	inconsistencies between our standards, procedures and policies and those of new rental facilities and costs or inefficiencies associated with the integration of our operational and administrative systems if necessary;
●	unforeseen expenses, delays or conditions, including the potential for increased regulatory compliance or other third-party approvals or consents, or provisions in contracts with third parties that could limit our flexibility to take certain actions;
●	the costs of compliance with local laws and regulations and the implementation of compliance processes, as well as the assumption of unexpected labilities, litigation, penalties or other enforcement actions;
●	the uncertainty that new product lines will generate anticipated sales;
●	the uncertainty that new rental or retail businesses will achieve anticipated operating results;
●	our cost reduction efforts might not be successful;
●	the difficulty of managing the operations of a larger company; and
●	the difficulty of competing for growth opportunities with companies having greater financial resources than we have.

Any one of these factors could impair our growth strategy, result in delays, increased costs or decreases in the amount of expected revenues derived from our growth strategy and could adversely impact our prospects, business, financial condition or results of operations.

There is no public market for the warrant or note.

There is no established public trading market for the warrant or note being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrant or note on any securities exchange or automated quotation system. Without an active market, investors in this offering may be unable to readily sell the warrant or note. Furthermore, the note is being issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and the resale, assignment or other disposition of the note will be restricted and subject to the resale restrictions of the Securities Act of 1933, as amended.

You may experience dilution of your ownership interests because of the future issuance of additional shares of the common stock.

In the future, the Company may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of its present shareholders. The Company is currently authorized to issue an aggregate of 20,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of December 24, 2018, there were 14,532,341 shares of common stock outstanding and 3,343,988 shares of common stock underlying our outstanding options and warrants, including the warrant issued hereunder. In addition, pursuant to the November 2018 Exchange Agreement with Mr. Frohnmayer, his 2,000,000 shares of Class C Preferred Stock will automatically convert into 2,000,000 shares of common stock upon the filing of an amendment to our Restated Articles that increases our authorized shares of common stock. The Company may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of common stock may create downward pressure on the trading price of the common stock. There can be no assurance that the Company will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the offering price of the shares of common stock in this offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements”. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:

●	our ability to generate sufficient cash flow by the end of April 2018 to fund our capital expenditure requirements and continue operations;
●	our ability to identify financing sources in the short-term on terms favorable to our Company;
●	our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate;
●	our ability to maintain quality control over our vehicles and avoid material vehicle recalls;
●	the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations;
●	our ability to effectively execute our business plan and growth strategy;
●	unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility;
●	our dependence on our suppliers;
●	the volatility of our stock price;
●	changes in consumer demand for, and acceptance of, our products;
●	overall strength and stability of general economic conditions and of the automotive industry more specifically, both in the United States and globally;
●	changes in the competitive environment, including adoption of technologies and products that compete with our products;
●	our ability to generate consistent revenues;
●	our ability to design, produce and market our vehicles;
●	our reliance on key personnel;
●	changes in the price of oil and electricity;
●	changes in laws or regulations governing our business and operations;
●	our ability to obtain and protect our existing intellectual property protections including patents;
●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;
●	interest rates and the credit markets;
●	our ability to maintain our NASDAQ Capital Market listing;
●	costs and risks associated with litigation; and
●	other risks described from time to time in periodic and current reports that we file with the SEC.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any document incorporated by reference herein and therein is accurate as of its date only. Because the risks referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors may arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement, the accompanying prospectus, any other prospectus supplement and any document incorporated herein or therein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our common stock, warrant and note under this prospectus supplement for general corporate purposes, including to cover our operating expenses, inventory and offering costs. In connection with the offering, we will pay our financial advisor, ROTH Capital Partners, $335,000 and may reimburse investor’s counsel up to $50,000 in legal fees.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts and the timing and progress of any collaborative or strategic partnering efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

DILUTION

Our net tangible book value as of September 30, 2018, as adjusted to give effect to the November 2018 Exchange Agreement and November Offering, was approximately $10,104,000, or $0.70 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale by us of 500,000 shares of common stock being offered in this offering at an offering price of $3.00 per share, exercise of the warrant for 942,857 shares of common stock at $3.50 per share and after deducting estimated offering expenses payable by us, and as adjusted to give effect to the November 2018 Exchange Agreement and November Offering, our as-adjusted net tangible book value as of September 30, 2018 would have been approximately $14,380,000, or $0.90 per share of common stock. This represents an immediate increase in the net tangible book value of $0.20 per share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $2.43 per share to new investors. The following table illustrates this hypothetical per share dilution:

Weighted average offering price per share		$3.33
Net tangible book value per share as of September 30, 2018, as adjusted to give effect to the November 2018 Exchange Agreement and November Offering	$0.70
Increase in net tangible book value per share attributable to this offering	$0.20
As adjusted net tangible book value per share as of September 30, 2018, after giving effect to this offering and as adjusted to give effect to the November 2018 Exchange Agreement and November Offering		$0.90
Dilution per share to new investors purchasing shares in this offering		$2.43

To the extent that any outstanding options or warrants are exercised, new options are issued under our 2018 Omnibus Stock Incentive Plan, 2015 Stock Incentive Plan or Amended and Restated 2012 Employee Stock Benefit Plan or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

The above discussion and table are based on 14,521,639 shares of common stock outstanding as of September 30, 2018, as adjusted to give effect to the November 2018 Exchange Agreement and November Offering, and excludes the following securities:

●	597,000 shares of our common stock issuable upon the exercise of options outstanding under our 2018 Omnibus Stock Incentive Plan, with a weighted average price of $4.33 per share, as of September 30, 2018;
●	900,472 shares of our common stock issuable upon the exercise of options outstanding under our 2015 Stock Incentive Plan, with a weighted average price of $2.51 per share, as of September 30, 2018;
●	893,004 shares of common stock issuable upon the exercise of warrants under our Amended and Restated 2012 Employee Stock Benefit Plan, with a weighted average price of $0.60 per share, as of September 30, 2018;
●	403,000 shares of our common stock reserved for future issuance under our 2018 Omnibus Stock Incentive Plan, 72,328 shares of our common stock reserved for future issuance under our 2015 Stock Incentive Plan, and 11,996 shares of our common stock reserved for future issuance under our Amended and Restated 2012 Employee Stock Benefit Plan, as of September 30, 2018;
●	122,238 shares of common stock issuable upon the exercise of underwriter warrants issued in connection with our September 2017 Regulation A offering, with a price of $7.475 per share;
●	47,000 shares of our common stock issuable upon the exercise of warrants issued to certain of our vendors, with a weighted average price of $3.20 per share; and
●	2,000,000 shares of Class C Preferred Stock issued pursuant to the Exchange Agreement on November 15, 2018, and convertible into 2,000,000 shares of common stock, upon approval of an amendment to our Second Amended and Restated Certificate of Incorporation of Arcimoto, Inc., increasing the number of our authorized and unissued shares of common stock.

PLAN OF DISTRIBUTION

We plan to issue and sell 500,000 shares of our common stock and a warrant to purchase 942,857 shares of our common stock directly to the investor, subject to certain limitations, including the number or dollar amount of shares registered under the registration statement to which the offering relates. The form of the subscription agreement is attached as Appendix A to this prospectus supplement, which includes the form of warrant, form of note and various ancillary agreements and schedules. The Company, in its sole discretion, may refuse to accept the investor’s subscription agreement for any reason and may suspend or terminate the offering. The offering will terminate on December 28, 2018, subject to prior termination by us for any reason.

The sale of our shares, warrant and note will occur when we receive the subscription agreement signed by the investor in the form attached as Appendix A to this prospectus supplement.

The price per share of common stock is $3.00. The warrant exercise price is $3.50 per share. The offering price and other terms of the shares, warrants and notes were negotiated between us and the investor, in consultation with the financial advisor based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the shares of our common stock and warrant we are offering include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

We have engaged a financial advisor, ROTH Capital Advisors, to assist with the coordination and closing of this offering, which will receive a set fee of $335,000 for its services.

DESCRIPTION OF SECURITIES BEING OFFERING

The following are merely summaries of the securities being offered. Potential investors should also refer to Appendix A to this prospectus supplement, which includes the subscription agreement, form of warrant, form of note and various ancillary agreements and schedules.

Common Stock

Our Restated Articles authorize the issuance of up to 20,000,000 million shares of common stock, no par value. As of December 24, 2018, there were 14,532,341 shares of common stock outstanding, as well as 2,401,131 unissued shares of common stock subject to outstanding options and warrants. Our common stock is listed on NASDAQ Capital Market under the symbol “FUV”. The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our Restated Articles and Second Amended and Restated Bylaws, or Bylaws, as may be amended from time to time.

Holders of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders, do not have cumulative voting rights, have no preemptive rights to purchase common stock, no conversion or redemption rights or sinking fund provisions with respect to the common stock and are entitled to share ratably in dividends. In the event of the Company’s liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preferences granted to holders of shares of any then outstanding preferred stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. All of our outstanding shares of common stock are fully paid and nonassessable.

The transfer agent for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is Computershare, P.O. Box 505000, Louisville, KY 40233 and its telephone number is 800-962-4284.

Warrant

In connection with this offering, we will issue a warrant to purchase 942,857 shares of common stock. The warrant will terminate on the three-year anniversary of the issuance date and have an initial cash exercise price of $3.50 per share.

The holder of the warrant may exercise the warrant to purchase common shares by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the warrant is being exercised is required to be delivered one trading day after exercise of the warrant, or portion thereof. In the event that the registration statement relating to such warrant shares is not effective, the holder of the warrant will have the right to exercise the warrant for a net number of warrant shares pursuant to the cashless exercise procedures specified in the warrants. The warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common shares issuable upon a cashless exercise of a warrant.

Except by virtue of such holder’s ownership of our common shares, the holder of the warrant will not possess any rights as a shareholder under the warrant until the holder exercises such warrant.

There is no established public trading market for the warrant, and we do not expect a market to develop. We do not intend to apply to list the warrant on any securities exchange. Without an active market, the liquidity of the warrant will be limited. In addition, in the event our common share price does not exceed the per share exercise price of the warrant during the period when the warrant is exercisable, the warrant will not have any value.

We will instruct our transfer agent to hold in reserve for future issuance upon exercise of the warrant 942,857 shares of common stock.

Note

In connection with the offering, we will issue to the investor a note in the original principal amount of $3.0 million. The note will be senior secured debt with a perfected first secured lien on all our assets. Interest will accrue at 10% per annum and will be paid at maturity or at the time of payoff of the note, with a minimum of one year of interest paid at such time. The note will mature one year from closing and, so long as there is no existing event of default, can be extended for an additional six months upon payment of $300,000 by the Company.

The indebtedness evidenced by the note shall be secured by all of the Company’s assets and shall be senior in all respects to all existing debt, except for certain enumerated senior obligations. As more fully described in the Form of Note included in Appendix A to this prospectus supplement, the Company may also enter into various agreements and execute such further documents as is necessary to secure the note with the Company’s assets.

CERTAIN PROVISIONS OF OREGON LAW, OUR SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION AND SECOND AMENDED AND RESTATED BYLAWS

Certain provisions of Oregon law, our Restated Articles and our Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Oregon Business Combination Act

We are subject to the Oregon Business Combination Act, an anti-takeover law. In general, the Oregon Business Combination Act prohibits a publicly held Oregon corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the date the person became an interested shareholder, unless:

●	the board of directors approves the transaction in which the shareholder became an interested shareholder prior to the date the interested shareholder attained that status;
●	when the shareholder became an interested shareholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors and officers and certain shares owned by employee benefits plans; or
●	on or subsequent to the date the business combination is approved by the board of directors, the business combination is authorized by the affirmative vote of at least 66 2/3% of the voting stock not owned by the interested shareholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns, or is an affiliate or associate of the corporation and within three years prior to the determination of interested shareholder status did own, 15% or more of a corporation’s voting stock.

Oregon Control Share Act

We are subject to the Oregon Control Share Act, under which a person who acquires voting stock in a transaction that results in the person holding more than 20%, 33 1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares:

●	by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by our officers and directors who are also employees of our Company, or inside directors; and
●	by the holders of a majority of the outstanding voting shares, including the control shares held by such person and shares held by our officers and inside directors.

This vote would be required at the time an acquiring person’s holdings exceed 20% of the total voting power, and again at the time the acquiring person’s holdings exceed 33 1/3% and 50%, respectively.

The Oregon Control Share Act and the Oregon Business Combination Act could have the effect of encouraging potential acquirers to negotiate with our board of directors and discourage potential acquirers unwilling to comply with the provisions of these laws. These laws also may delay, defer or prevent a tender offer or takeover attempt of our Company that a shareholder might consider in the shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. We have not adopted such a provision and do not currently intend to do so.

Charter Documents

Our Restated Articles and Bylaws include a number of provisions that may have the effect of deterring acquisition proposals or delaying or preventing changes in control or management of our Company.

Restated Articles

●	Best Interests of the Company. Oregon law and our Restated Articles authorize our board of directors, in all matters, to consider the social, legal and economic effects on our employees and on the communities and geographical areas in which we operate, the long-term and short-term interests of us and our shareholders, and our effect on the environment. Because our board of directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock.
●	No Cumulative Voting. Our Restated Articles do not include a provision for cumulative voting for directors. Under cumulative voting, a minority shareholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.
●	Preferred Stock. We are authorized to issue “blank check” preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by our board of directors, without any further vote or action by our shareholders, to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of a substantial shareholder, increasing the consideration necessary to effect an acquisition or selling unissued shares to a friendly third party.

Bylaws

●	Amendments. Our board of directors may alter our Bylaws without obtaining shareholder approval.
●	Number of Directors. The number of directors on our board, which may range from one to five directors, may be changed by resolution of the board of directors without any further vote or action by our shareholders.
●	Board Vacancies. Newly created directorships resulting from an increase in our authorized number of directors and vacancies in our board resulting from death, resignation or removal will be filled by a majority of our board then in office.

These provisions of our Restated Articles, our Bylaws and Oregon law could discourage potential acquisition proposals and delay or prevent a change in control or management of our Company.

LEGAL MATTERS

Nelson Mullins Riley & Scarborough LLP has passed upon the validity of the common stock offered by this prospectus supplement.

EXPERTS

The financial statements of Arcimoto, Inc. included in the Company’s Annual Report on Form 10-K as of December 31, 2017 and 2016 and for the years then ended have been audited by dbbmckennon, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.arcimoto.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, or Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus supplement and accompanying prospectus. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, and accompanying prospectus for further information about us and the securities being offered pursuant to this prospectus supplement and accompanying prospectus. Statements in this prospectus supplement and accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information”. The documents we are incorporating by reference into this prospectus supplement are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC pursuant to Section 13(a) of the Exchange Act on March 30, 2018;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC pursuant to Section 13(a) of the Exchange Act on May 14, 2018;
●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC pursuant to Section 13(a) of the Exchange Act on August 14, 2018;
●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC pursuant to Section 13(a) of the Exchange Act on November 16, 2018;
●	our Current Reports on Form 8-K filed with the SEC pursuant to Section 13(a) of the Exchange Act on June 13, September 24, November 7, 2018, and November 21, 2018; and
●	the description of the Company’s common stock contained in the Company’s Post-Qualification Offering Statement on Form 1-A (File No. 024-10710), filed with the SEC on September 18, 2017, as amended, which description is incorporated by reference into the Form 8-A filed with the SEC on September 21, 2017, pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time, be furnished to the SEC be incorporated into or otherwise become a part of this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Arcimoto, Inc., 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus, or incorporated by reference in those documents. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Appendix A

SUBSCRIPTION AGREEMENT

Arcimoto, Inc.

2034 West 2nd Avenue

Eugene, Oregon 97402

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Arcimoto, Inc., an Oregon corporation (the “Company”), as follows:

1. This Subscription Agreement, including the Terms and Conditions for Purchase of Securities attached hereto as Annex A (collectively, this “Subscription Agreement”) is made as of the date set forth below between the Company and the Investor for the Investor’s purchase of shares of the Company’s common stock and a note, with warrant coverage, for an aggregate purchase price of $4.5 million (the “Aggregate Purchase Price”) as set forth below.

2. Shares – The Company has authorized the sale and issuance to the Investor of 500,000 authorized and unissued shares (the “Shares”) of its common stock, no par value per share. The Investor will receive Shares at an offering price equal to $3.00 per share for an aggregate purchase price of $1.5 million (the “Share Purchase Price”).

3. Warrant – The Company has authorized the sale and issuance to the Investor of a warrant (the “Warrant”) to purchase 942,857 authorized and unissued Shares. The warrant exercise price shall be equal to $3.50 per share for an aggregate exercise price of $3.3 million (the “Warrant Exercise Price”). The exercise period for the Warrant shall be three (3) years from the Closing Date (as defined in Section 3.1 of Annex A) (the “Exercise Period”). The Warrant shall be in the form attached hereto as Exhibit A.

4. Note.

(a) The Company authorized the sale and issuance to the Investor of a note (the “Note”) in the aggregate amount of $3.0 million (the “Note Purchase Price”). In exchange for the Note Purchase Price paid by the Investor, the Company will sell and issue to the Investor the Note. Starting on the Closing Date, the Note shall accrue non-compounding interest on its unpaid principal balance at ten (10%) percent per annum. The Company shall pay to the Investor a minimum of one (1) year of interest. The Company shall pay the unpaid principal amount and accrued interest under the Note on the earlier of: (a) the Maturity Date; or (b) the Company’s Prepayment to the Investor, prior to the Maturity Date, of the full amount of principal and accrued interest on the Note.

(b) As long as there is no existing Event of Default, the Company shall have the option to extend the Maturity Date to eighteen (18) months after the Closing Date by providing Investor with: (i) written notice within twelve (12) months of the Closing Date of Company’s intention to extend the Maturity Date and (ii) payment of Three Hundred Thousand Dollars ($300,000) as an additional fee (the “Maturity Date Extension Option”). Other than through the exercise of the Maturity Date Extension Option, the Company and Investor may only adjust or extend the Maturity Date by written agreement.

(c) The Note shall be substantially in the form attached hereto as Exhibit B, and secured by all of the Company’s assets pursuant to the terms of a security agreement in the form attached hereto as Exhibit C (the “Security Agreement”), an intellectual property security agreement in the form attached hereto as Exhibit D (the “IP Security Agreement”), and a collateral assignment of lease agreement in the form attached hereto as Exhibit E (the “Lease Collateral Assignment”).

5. Seniority – Notwithstanding any provision in this Subscription Agreement to the contrary, the indebtedness evidenced by the Note shall be senior in all respects to the liens, terms, covenants and conditions of all existing debt, except for the Permitted Senior Obligations; provided, however, that the Company shall cause the lien by Bob Dickman Tire Center, Inc., UCC number 91370166 filed on November 7, 2017 (the “Bob Dickman Tire Lien”) to be terminated within thirty (30) days of the Closing Date (“UCC Termination Date”). After the UCC Termination Date, the Bob Dickman Tire Lien shall no longer be a Permitted Senior Obligation. To the extent of any conflict or inconsistency between the other terms of this Subscription Agreement and this Section 5, the provisions of this Section 5 shall control. The Investor’s rights and remedies under this Subscription Agreement, the Note, the Security Agreement, the IP Security Agreement and the Lease Collateral Assignment shall be senior to the rights and remedies of any other lender except for the Permitted Senior Obligations.

6. Use of Proceeds – The proceeds from the sale and issuance of the Note and the Warrant shall be used: (a) to provide working capital and funds for capital expenditures and general corporate purposes for the Company; and (b) to pay liabilities, fees, costs and expenses, including those incurred in the execution and delivery of this Subscription Agreement and the Other Investor Agreements.

7. Payment and Prepayment of the Note.

(a) Principal and Interest Payments.

(i) Prepayment. Principal and interest on the Note may be prepaid in whole or in part at any time prior to the Maturity Date at the election of the Company (a “Prepayment”) upon at least two (2) days’ prior written Notice to the Investor. Full or partial Prepayments shall be allowed without any prepayment fee or penalty provided that by the time that the Note is paid in full, the Company shall have paid to the Investor a minimum interest payment of one (1) year’s interest.

(ii) Principal and interest on the Note shall be due and payable as follows:

A. Outstanding principal shall be due and payable on the Maturity Date, unless the Company has made a Prepayment of the full amount of principal and accrued interest on the Note to the Investor.

B. Accrued interest (minimum of one (1) year’s interest) shall be due and payable in arrears on the Maturity Date, unless the Company has made a Prepayment of the full amount of principal and accrued interest on the Note. Notwithstanding any provision to the contrary in this Subscription Agreement or any of the Other Investor Agreements, the Company shall not be required to pay, and the Investor shall not be permitted to contract for, take, reserve, charge or receive, any compensation that constitutes interest under applicable law in excess of the maximum amount of interest permitted by law.

(iii) In the event the Company has made a partial Prepayment to the Investor, the amount of principal and interest (minimum of one year’s interest) on the Note due to the Investor on the Maturity Date shall be offset by any Prepayment amount.

(b) Direct Payment. The Company will pay all sums becoming due hereunder on the Note to the Investor by same day wire transfer of immediately available lawful money of the United States of America to an account designated in writing by the Investor to Company. All payments by the Company shall be made without offset, counterclaim, or deduction of any kind.

(c) Payments Payable on Business Days. Payments of all amounts due hereunder or under the Note shall be made on a Business Day. Any payment due on a day that is not a Business Day shall be made on the immediately preceding Business Day, together with all interest (if any) accrued to and including such preceding Business Day.

8. Form of Note; Replacement.

(a) Form of Note. The Note will be substantially in the form attached hereto as Exhibit B, in each case appropriately completed to show the name of the Investor and the principal amount of the Note.

(b) Replacement of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation, or destruction of the Note and, in the case of mutilation, upon surrender and cancellation of such mutilated Note, the Company, without charge to the Investor, will make and deliver a new note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note. The affidavit of an authorized officer of the Investor setting forth the fact of loss, theft or destruction of the Note shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Note. In the event the Note is replaced under this Section 8, any reference in this Subscription Agreement to the “Note” shall apply equally to the replacement note.

(c) Withdrawals. Except as provided in this Subscription Agreement, the Investor may not request redemption of the Note or demand any return of capital from the Company.

9. The offering and sale of the Shares and Warrant (the “Offering”) are being made pursuant to (i) an effective Registration Statement on Form S-3, File No. 333-227683 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) (including the prospectus contained therein) and (2) a prospectus supplement dated December 2018, and any other prospectus supplement we may file with the SEC, containing certain supplemental information regarding the Shares, Warrant and Note and terms of the Offering that has been or will be filed with the SEC and made available to the Investor; provided, however, that the Company has no intention to list the Warrant or Note on an exchange or any trading market and does not expect a trading market to develop for the Warrant or Note. The Note is being issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

10. The Company and the Investor agree that at the Closing (as defined in Section 3(a)(ii) of Annex A), the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares, Warrant and Note for the Aggregate Purchase Price. The Shares, Warrant and Note shall be purchased pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex A and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by any placement agent and that there is no minimum offering amount.

11. The Shares purchased by the Investor and all shares issued pursuant to exercise of the Warrant, if any, will be registered directly on the Company’s records in book-entry form through the facilities of The Depository Trust Company’s Direct Registration System (DRS) in accordance with the instructions set forth on the signature page attached hereto.

UPON THE CLOSING, THE INVESTOR SHALL REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE TO THE ACCOUNT PREVIOUSLY PROVIDED TO THE INVESTOR BY THE COMPANY.

12. The Investor represents that (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the SEC) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Company’s common stock (or securities convertible into or exercisable for common stock) or the voting power of the Company on a post-transaction basis.

13. The Investor represents that it has had access to (i) the prospectus, dated October 17, 2018, which is a part of the Company’s Registration Statement, and the documents incorporated by reference therein, (ii) the prospectus supplement dated December 2018, and the documents incorporated by reference therein, and (iii) any additional prospectus supplement the Company has filed in connection with the Offering with the SEC (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Subscription Agreement.

14. The Investor acknowledges that it has received such information as it deems necessary in order to make an investment decision with respect to the Shares, Warrant and Note. The Investor understands that it and its professional advisor(s), if any, have the right to ask questions of and receive answers from the Company and its officers and directors, and to obtain such information concerning the terms and conditions of the offering of the Shares, Warrant and Note to the extent that the Company possesses the same or could acquire it without unreasonable effort or expense, as the Investor, and its professional advisor(s) deem necessary to verify the accuracy of the information referred to in the Disclosure Package pursuant to which the Shares, Warrant and Note are being offered. The Investor represents and agrees that it and its professional advisor(s), if any, have asked such questions, received such answers and obtained such information as the Investor and its professional advisor(s), if any, deem necessary to verify the accuracy (a) of the information referred to in the Disclosure Package and (b) of any other information that the Investor and its professional advisor(s), if any, deem relevant to making an investment decision with respect to the Shares, Warrant or Note.

15. The Investor acknowledges that ROTH Capital Partners (“ROTH”) has acted as a financial advisor for the Company and Investor in connection with the issuance of the Shares, Warrant and Note and consents to ROTH’s actions in this regard and hereby waives any and all claims, actions, liabilities, damages or demands it may have against ROTH in connection with any alleged conflict of interest arising from ROTH’s engagement as financial advisor.

16. Assignment – Neither party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned, or delayed.

17. Definitions – Capitalized words not otherwise defined in this Subscription Agreement will have the meanings set forth in this Section 17:

(a) “Aggregate Purchase Price” has the meaning ascribed to it in Section 1.

(b) “Business Day” means each day of the week except Saturdays, Sundays, and days on which banking institutions are authorized by law to close in Oregon.

(c) “Closing” has the meaning ascribed to it in Section 3(a)(ii) of Annex A.

(d) “Closing Date” has the meaning ascribed to it in Section 3(a)(ii) of Annex A.

(e) “Closing Fees” has the meaning ascribed to it in Section 16 of Annex A.

(f) “Disclosure Package” has the meaning ascribed to it in Section 13.

(g) “Due Diligence Fees” has the meaning ascribed to it in Section 16 of Annex A.

(h) “Economic Default” has the meaning ascribed to it in Section 4(a)(i) of Annex A.

(i) “Event of Default” has the meaning ascribed to it in Section 4(a) of Annex A.

(j) “Exercise Period” has the meaning ascribed to it in Section 3.

(k) “Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

(l) “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) internet domain name registrations; and (vi) other intellectual property and related proprietary rights, interests and protections

(m) “IP Security Agreement” has the meaning ascribed to it in Section 4(c).

(n) “Lease Collateral Assignment” has the meaning ascribed to it in Section 4(c).

(o) “Legal Fees” has the meaning ascribed to it in Section 16 of Annex A.

(p) “Lower Florida Keys” has the meaning ascribed to it in Section 6(j) of Annex A.

(q) “Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, or condition (financial or otherwise) of the Company, (b) the validity or enforceability of the Subscription Agreement or the Other Investor Agreements, (c) the perfection or priority of any lien purported to be created by any collateral document, (d) the rights or remedies of the Investor under the Subscription Agreement or the Other Investor Agreement or (e) the ability of the Company to perform any of its material obligations under the Subscription Agreement or the Other Investor Agreements.

(r) “Maturity Date” means twelve (12) months from the Closing Date unless the Company elects the Maturity Date Extension Option pursuant to Section 4(b), in which case the Maturity Date shall mean eighteen (18) months from the Closing Date.

(s) “Maturity Date Extension Option” has the meaning attributed to it in Section 4(b).

(t) “Non-Economic Default” has the meaning attributed to it in Section 4(a)(2).

(u) “Note” has the meaning attributed to it in Section 4(a).

(v) “Note Purchase Price” has the meaning ascribed to it in Section 4(a).

(w) “Notice” has the meaning attributed to it in Section 8 of Annex A.

(x) “Offering” has the meaning ascribed to it in Section 9.

(y) “Other Investor Agreements” means the Note, the Security Agreement, the IP Security Agreement, the Warrant, the Lease Collateral Assignment and all other agreements, instruments and documents (including, without limitation, notes, guarantees, powers of attorney, consents, assignments, contracts, notices, subordination agreements and all other written matter), and all renewals, modifications and extensions thereof, whether heretofore, now or hereafter executed by or on behalf of the Company, any guarantor or any other Person and delivered to and for the benefit of the Investor.

(z) “Permitted Senior Obligations” means : means the obligations of the Company to the companies listed below, as secured by UCC Financing Statements listed below filed on the dates listed below:

Secured Party	UCC Number	Date Filed
Bob Dickman Tire Center, Inc.	91370166	11/7/2017
HYG Financial Services, Inc. (Lessor)	91396133	12/7/2017
Intech Funding Corp	91429051	1/11/2018
Crestmark Equipment Finance, Inc.	91457717	2/13/2018
m2 Lease Funds LLC (Seller)	91464987	2/21/2018
Midland States Bank (Lessor)	91491268	3/20/2018
PNC Equipment Finance, LLC	91503323	3/30/2018
International Financial Services Corporation	91514613	4/11/2018
International Financial Services Corporation	91514620	4/11/2018
Sumitomo Mitsui Finance & Leasing Co., Ltd.	91547292	5/14/2018
Bryn Mawr Equipment Finance, INC. (Lessor)	91564120	5/30/2018
Sumitimo Mitsui Finance & Leasing CO., Ltd.	91580426	6/18/2018
Bank of the West	91709514	10/29/2018

(aa) “Person” means any individual, sole proprietorship, corporation, business trust, unincorporated organization, association, limited liability company, partnership, joint venture, governmental authority (whether a national, federal, state, county, municipality or otherwise, and shall include without limitation any instrumentality, division, agency, body or department thereof), or other entity.

(bb) “Prepayment” has the meaning attributed to it in Section 7(a)(1).

(cc) “Registration Statement” has the meaning ascribed to it in Section 9.

(dd) “ROTH” has the meaning ascribed to it in Section 15.

(ee) “Security Agreement” has the meaning attributed to it in Section 4(c).

(ff) “Shares” has the meaning attributed to it in Section 2.

(gg) “Share Purchase Price” has the meaning ascribed to it in Section 2.

(hh) “Share Transfer Date” has the meaning ascribed to it in Section 3(a)(i) of Annex A.

(ii) “Subscription Agreement” has the meaning ascribed to it in Section 1.

(jj) “Transfer Agent” has the meaning ascribed to it in Section 3(a)(i) of Annex A.

(kk) “Warrant” has the meaning ascribed to it in Section 3.

(ll) “Warrant Exercise Price” has the meaning ascribed to it in Section 3.

Number of Shares: 500,000

Warrant: 942,857 shares

Note Amount: $3,000,000

Aggregate Purchase Price: $4,500,000____

DRS ELECTRONIC BOOK ENTRY CONFIRMATION Delivery Instructions:

Name in which Shares should be issued: FOD Capital, LLC

Tax ID Number for the Investor, if applicable: ______________________

DRS Account Number for the Investor, if applicable: ______________________

Address for Shareholder Communications:

Street: 7009 Shrimp Road, Suite #4

City/State/Zip: Key West, FL 33040

Attention: Michael T. Raymond, Manager

Telephone No.: (248)433-7273

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: ●, 201_

INVESTOR: FOD Capital, LLC

By:

Print Name:	Michael T. Raymond

Title:	Manager

Agreed and Accepted
this ● day of ●, 201_:

ARCIMOTO, INC.

By:
Name: Title:

Signature Page to Subscription Agreement

ANNEX A

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1. Authorization and Sale of the Shares, Warrant and Note. Subject to the terms and conditions of this Subscription Agreement, the Company has authorized the sale of the Shares, Warrant and Note.

2. Agreement to Sell and Purchase. At the Closing (as defined in Section 3(a)(ii)), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the Shares as set forth on the last page of the Subscription Agreement to which these Terms and Conditions for Purchase of Securities are attached as Annex A (the “Signature Page”) for the Aggregate Purchase Price therefor set forth on the Signature Page. Terms not otherwise defined herein shall have the mean ascribed to them in the Subscription Agreement.

3. Closings and Delivery of the Shares and Funds.

(a) Closing.

(i) The Closing will take place remotely via the exchange of documents and signatures on the date of and simultaneously with the execution of the Subscription Agreement, or at such other time and places as mutually agreed upon in writing by the Company and the Investor. At the Closing, the Investor will deliver the Aggregate Purchase Price to the Company, and the Company will deliver to the Investor an executed Note and Warrant. The completion of the purchase and sale of the Shares by the Investor shall occur within three trading days of the Closing Date at a place and time to be specified by the Company (the “Share Transfer Date”). On the Share Transfer Date, the Company shall cause Computershare Trust Company, N.A., the Company’s “Transfer Agent,” to register directly on the Company’s records in book-entry form through the facilities of The Depository Trust Company’s Direct Registration System (DRS) the number of Shares purchased by the Investor as set forth on the Signature Page.

(ii) “Closing” shall mean the consummation of the transactions contemplated by the Subscription Agreement and the Other Investor Agreements and the payment by the Investor of the Aggregate Purchase Price.

(iii) “Closing Date” means the date on which the Subscription Agreement has been executed by the Company and the Investor and the Aggregate Purchase Price has been paid by the Investor to the Company.

(b) Conditions to the Obligations of the Parties.

(i) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Note, Warrant and Shares to the Investor shall be subject to: (A) the receipt by the Company of the Aggregate Purchase Price for the Shares, Warrant and Note together with (1) the Subscription Agreement, (2) the Note, (3) the Security Agreement, (4) the IP Security Agreement, and (5) the Lease Collateral Assignment, each duly executed by the Investor, and (B) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to Closing.

(ii) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Note, Warrant and Shares will be subject to : (A) the Company’s delivery on the Closing Date of: (1) the Subscription Agreement, (2) the Note issued in the name of the Investor, (3) the Security Agreement, (4) the IP Security Agreement, (5) the Lease Collateral Assignment, and (6) the Warrant, each duly executed by the Company, and (B) the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to Closing.

(c) Delivery of Funds. The Investor shall remit by wire transfer the amount of funds equal to the Aggregate Purchase Price on or before the day of Closing to the account designated by the Company and separately provided to the Investor.

(d) Delivery of Shares. No later than three trading days after the date of Closing, the Shares will be registered directly on the Company’s records in book-entry form through DRS in accordance with the instructions set forth on the signature page attached hereto.

4. Non-payment of Interest; Events of Default.

(a) Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i) The Company shall fail to perform or observe any material agreement, covenant, term or condition contained in the Subscription Agreement, the Note, or the Warrant, including, but not limited to, if the Company shall fail to pay, when due, any principal, interest, or other sums payable under either the Note or the Subscription Agreement and/or the Company fails to provide Investor with franchise rights pursuant to Section 6(j) of this Annex A (an “Economic Default”); or

(ii) the Company: (i) becomes insolvent; (ii) is generally unable to pay, or fails to pay, its debts as they become due; (iii) files, or has filed against it, a petition for voluntary or involuntary bankruptcy or pursuant to any other insolvency law; (iv) makes or seeks to make a general assignment for the benefit of its creditors; (v) applies for, or consents to, the appointment of a trustee, receiver or custodian for a substantial part of its property or business, or (vi) if there is an inaccuracy in or breach of any of the representations, warranties or covenants of the Company contained in this Subscription Agreement or any of the Other Investor Agreements. Any Event of Default described under this Section 4, the Note, the Security Agreement, the IP Security Agreement, or the Lease Collateral Assignment, other than an Economic Default, shall be referred to as a “Non-Economic Default.”

(b) Remedies of the Investor upon Occurrence of Event of Default. If any Event of Default described in Section 4 occurs and continues for a period of ten (10) days, in the case of an Economic Default, or thirty (30) days, in the case of a Non-Economic Default, after written Notice thereof given by the Investor to the Company, then the Investor shall elect in writing within three (3) days to either: (a) declare the Note immediately due and payable; or (b) continue to hold the Note with the rate of interest increased by 8% (from 10% to 18%) for so long as the Event of Default shall remain uncured.

5. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company that:

(a) The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and (b) in connection with its decision to purchase the Shares set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein.

(b) No action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Company has not authorized anyone to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the base prospectus, the prospectus supplement or any free writing prospectus.

(c) If the Investor is an officer or director of the Company, or more than 10% shareholder in the Company, the Investor acknowledges and agrees that the Shares delivered may be deemed to be “control securities” under Rule 144 promulgated under the Securities Act and, accordingly, the resale of the Shares may be restricted under Rule 144 and the Shares may be subject to a restrictive legend under the Securities Act. Investor shall comply with any insider trading policy adopted by the Company from time to time covering transactions in the Company’s securities by employees, officers or directors of the Company. The Investor agrees not to sell or otherwise dispose of the Shares in any manner which would constitute a violation of any applicable federal or state securities laws.

(d) The Investor has full right, power, authority and capacity to enter into this Subscription Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Subscription Agreement, and (b) this Subscription Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

(e) The Investor understands that nothing in this Subscription Agreement or the Disclosure Package, or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

6. Representations, Warranties and Covenants of the Company.

The Company acknowledges, represents and warrants to, and agrees with, the Investors that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and has full corporate power and authority to own and use its properties and its assets and conduct its business as currently conducted. The Company is not in violation of any of the provisions of its Second Amended and Restated Articles of Incorporation, as may be amended from time to time (the “Restated Articles”), or its Amended and Restated By-laws (the “Bylaws”) or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a direct and/or indirect (i) material adverse effect on the legality, validity or enforceability of any of the Shares and/or this Subscription Agreement, (ii) material adverse effect on the results of operations, assets, business or condition (financial and other) of the Company, or (iii) material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Subscription Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b) The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder adopted by the SEC, a “shelf” registration statement on Form S-3 (File No. 333-227683), which became effective on October 17, 2018, including a base prospectus relating to the securities registered pursuant to such registration statement, and such amendments and supplements thereto as may have been required to the date of this Subscription Agreement, including but not limited to, the prospectus supplement dated December 2018. The Company is not aware of any fact, condition or circumstance that could reasonably be expected to have a Material Adverse Effect that has not been previously disclosed in the Disclosure Package. Furthermore, no representation or warranty or other statement made by the Company in this Agreement, the Disclosure Package or otherwise in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make such statements not misleading.

(c) All of the issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. All of such outstanding capital stock has been issued in compliance with applicable federal and state securities laws. The issuance and sale of the Shares as contemplated hereby will not obligate the Company to issue shares of common stock or other securities to any other person (other than the Investor) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

(d) The Company has all corporate right, power and authority to enter into, execute and deliver this Subscription Agreement and each other agreement, document, instrument and certificate to be executed by the Company in connection with the consummation of the transactions contemplated hereby and to perform fully its obligations hereunder and thereunder. This Subscription Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation). The Shares are duly authorized and, when issued and paid for in accordance with the applicable transaction documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all encumbrances.

(e) The execution and delivery by the Company of this Subscription Agreement and the issuance and sale of the Shares, Warrant and Note do not and will not (i) result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect, (ii) conflict with or violate any provision of the Company’s Restated Articles or the Company’s Bylaws, and (iii) conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with or without due notice or lapse of time or both) a default or give to others any rights of termination, amendment, acceleration or cancellation (with or without due notice, lapse of time or both) under any agreement, credit facility, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party, nor result in the creation or imposition of any encumbrances upon any of the properties or assets of the Company, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(f) No approval by the holders of the Company’s common stock or other equity securities of the Company is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Subscription Agreement or in connection with the authorization, issue and sale of the Shares, Warrant and Note.

(g) No consent, approval, authorization or other order of any governmental authority or any other third party is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Subscription Agreement or in connection with the authorization, issue and sale of the Shares, Warrant and Note except for such post-sale filings as may be required to be made with the NASDAQ Capital Market, the SEC and with any state securities regulatory authority, all of which shall be made when required.

(h) No action, suit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or against any of its property or assets (i) with respect to the Subscription Agreement or any Other Investor Agreements or any of the transactions contemplated hereby or thereby, or (ii) that could reasonably be expected to have a Material Adverse Effect.

(i) To the Company’s knowledge: (i) the Company Intellectual Property as currently licensed or used by the Company, and the Company’s conduct of its business as currently conducted, do not infringe, misappropriate or otherwise violate the Intellectual Property of any Person; and (ii) no Person is infringing, misappropriating or otherwise violating any Company Intellectual Property.

(j) Solvency. After giving effect to the transactions contemplated by the Subscription Agreement and the Other Investor Agreements, the Company will be solvent, able to pay its debts as they mature, and have capital sufficient to carry on all businesses in which it is engaged.

(k) Enforceability. The Subscription Agreement and the Other Investor Agreements, when delivered, shall constitute legal, valid and binding obligations of the Company and shall be enforceable against the Company in accordance with their respective terms subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; (b) rules of law governing specific performance, injunctive relief or other equitable remedies.

(l) Franchise Rights. The Company shall provide Investor with franchise rights for the Lower Florida Keys, subject to the terms contained in the Company’s standard franchise agreement. “Lower Florida Keys” shall mean the Florida Keys south of Marathon, Florida.

(m) Publicity and Form 8-K Filing Review. The Company shall provide the Investor with an advance copy for review of any publicity release or Form 8-K to be filed regarding this Agreement or the transactions contemplated hereby.

(n) Additional Covenants of the Company. The Company covenants and agrees that, from the Closing Date and until all of the obligations due to the Investor under the Note, the Warrant, and the Subscription Agreement have been finally and irrevocably paid in full in accordance with the terms hereof and thereof unless waived in writing by the Investor:

(i) Tax Statements. The Company will furnish to the Investor as soon as available, and in any event within sixty (60) days after December 31 of each year, Internal Revenue Service Form 1099 and all other reasonably required tax information applicable to the Investor.

(ii) Performance of Contractual Obligations. The Company will duly and punctually pay and/or perform its obligations under this Subscription Agreement and the Other Investor Agreements.

(iii) Preservation of Existence and Conduct of Business. The Company will preserve and maintain its existence and all of its leases, privileges, franchises, qualifications, and rights that are necessary or useful in the ordinary conduct of its business, and conduct its business as presently conducted in an orderly and efficient manner in accordance with good business practices.

(iv) Indebtedness. The Company shall not create, incur, issue, assume, guarantee or otherwise become liable for any indebtedness with a priority higher than the Note. The outstanding current and any future obligations of the Company to its officers and/or managers and any additional debt instruments issued by the Company and not referred to in the preceding sentence shall be subordinated to the Note in all material respects.

7. Survival of Representations, Warranties and Agreements; Third Party Beneficiary.

Notwithstanding any investigation made by any party to this Subscription Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Subscription Agreement and the delivery to the Investor of the Shares, Warrant and Note being purchased and the payment therefor until all obligations of the Company under this Agreement shall have been satisfied.

8. Notices. All notices or other communications hereunder (each a “Notice”) will be either (i) given in writing and delivered in person, (ii) sent by facsimile, (iii) sent by electronic mail, (iv) sent by overnight courier or (v) sent by registered or certified mail, postage prepaid, return receipt requested, to the parties at the following address:

(a)	if to the Company, to: Arcimoto, Inc.

2034 West 2nd Avenue

Eugene, Oregon 97402

Attention: Karen Bacon, Controller

Email: investor@arcimoto.com

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

Glenlake One, Suite 200

4140 Parklake Avenue

Raleigh, NC 27612

Attention: W. David Mannheim

Fax: (919) 329-3804

Email: david.mannheim@nelsonmullins.com

(b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

Notice shall be deemed given on (a) the date such notice is personally delivered, (b) three (3) days after the mailing if sent by certified or registered mail, (c) one (1) business day after the date of delivery to the overnight courier if sent by overnight courier, or (d) the date such notice is transmitted by facsimile or electronic mail, if such transmission is prior to 5:00 p.m. Pacific Time on a business day, or the next succeeding business day if such transmission is later.

9. Interpretation. For purposes of this Subscription Agreement, (a) the words “include,” “includes,” and “including” are deemed to be followed by the words “without limitation;” (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Subscription Agreement as a whole; and (d) the reference to “dollars” or “$” refers to United States dollars. Unless the context otherwise requires, references herein: (x) to sections, schedules, and exhibits mean the sections of, and schedules and exhibits attached to, this Subscription Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Subscription Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules and exhibits referred to herein shall be construed with, and as an integral part of, this Subscription Agreement to the same extent as if they were set forth verbatim herein.

10. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Subscription Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties. This Subscription Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

11. Changes. This Subscription Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

12. Headings. The headings of the various sections of this Subscription Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Subscription Agreement.

13. Integration and Severability. This Subscription Agreement and the Other Investor Agreements embody the entire agreement and understanding between the Investor and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any provision contained in this Subscription Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

14.  Governing Law. This Subscription Agreement will be governed by, and construed in accordance with, the internal laws of the State of Oregon, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

15. Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Subscription Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

16. Expenses. The Company shall pay all costs and expenses that it and the Investor incur with respect to the negotiation, execution, or delivery of this Subscription Agreement, including Three Hundred Thirty Five Thousand $335,000 for due diligence and continued advisory fees (“Due Diligence Fees”) and up to $50,000 for reimbursement of Investor’s counsel’s legal fees (“Legal Fees” and together with the Due Diligence Fees, the “Closing Fees”) to be paid at Closing. The Closing Fees shall be deducted by the Investor from the disbursement of the Aggregate Purchase Price paid to Company at the Closing.

17. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Subscription Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

18. Counterparts. This Subscription Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor.

19. Electronic Signatures. The parties agree that the electronic signatures, whether digital or encrypted, of the parties included in this Subscription Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.

20. Confirmation of Sale. The Investor acknowledges and agrees that Investor’s receipt of the Company’s signed counterpart to this Subscription Agreement, shall constitute written confirmation of the Company’s sale of the Shares, Warrant and Note to Investor.

EXHIBIT A

to

Subscription Agreement

Form of Note

SENIOR SECURED PROMISSORY NOTE

Date of Issuance

$3,000,000	December __, 2018

FOR VALUE RECEIVED, Arcimoto, Inc., an Oregon corporation (the “Company”), hereby promises to pay to the order of FOD CAPITAL, LLC, a Florida limited liability company (together with its permitted successors and assigns, hereinafter referred to as the “Holder”), the principal sum of Three Million Dollars ($3,000,000) together with interest thereon from the date of this note (the “Note”). Interest will accrue at a rate of ten (10%) percent per annum, with a minimum of one (1) year of interest. The outstanding principal and accrued interest of this Note will be due and payable by the Company on the Maturity Date unless the Company elects to prepay the principal and/or accrued interest of this Note in whole or in part. Capitalized terms not defined herein will have the meanings set forth in the Subscription Agreement dated December __, 2018, by and among the Company and the Holder (the “Subscription Agreement”). This Note is secured pursuant to the terms of a Security Agreement, an IP Security Agreement, and a Lease Collateral Assignment between the Company and the Holder entered into by the parties on even date herewith (together, the “Security Agreement”).

1. Payment. All payments will be made in lawful money of the United States of America by same day wire transfer of immediately available funds to an account designated by Holder in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. The Note may be prepaid in whole or in part prior to maturity, without any prepayment fee, at any time at the election of the Company, upon at least two (2) days’ prior written notice to the Holder.

2. Security. This Note is a general secured obligation of the Company, as set forth in the Security Agreement.

3. Remedies. If any Event of Default occurs and continues for a period of ten (10) days, in the case of an Economic Default, or thirty (30) days, in the case of a Non-Economic Default, after written notice thereof given by Holder, then the Holder shall elect in writing within three (3) days to either: (a) declare the Note immediately due and payable; or (b) continue to hold the Note with the rate of interest increased by 8% (from 10% to 18%) for so long as the Event of Default shall remain uncured.

4. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note, and the provision of notice among the Company and the Holder will be governed by the terms of the Subscription Agreement.

5. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto. Any transfer of this Note may be affected only pursuant to the Subscription Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other purchasers (or their respective successors or assigns).

6. Officers and Managers not Liable. In no event will any officer or manager of the Company be liable for any amounts due and payable pursuant to this Note.

7. Limitation on Interest. In no event will any interest charged, collected, or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holders as a payment of principal.

8. Governing Law. This Note will be governed by and construed in accordance with the internal laws of the State of Oregon without giving effect to any choice or conflict of law provision or rule (whether of the State of Oregon or any other jurisdiction).

9. Approval. The Company hereby represents that Company’s execution of this Note has been duly approved based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family, or household purpose.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY AND PAYMENTS HEREUNDER ARE SENIOR AND SUBJECT TO ALL PROVISIONS OF THE SUBSCRIPTION AGREEMENT, INCLUDING WITHOUT LIMITATION SECTION 5 WHICH ARE INCORPORATED HEREIN BY THIS REFERENCE. TO THE EXTENT OF ANY CONFLICT OR INCONSISTENCY, THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT SHALL CONTROL.

[Signature Page Follows]

The undersigned expressly waives any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or notice of any other kind except as expressly provided in the Subscription Agreement.

Arcimoto, Inc.

By:	Mark Frohnmayer
Its:	Chief Executive Officer

Acknowledged:

FOD CAPITAL, LLC

Name:	Michael T. Raymond
Title:	Manager

Signature Page to Senior Secured Promissory Note

EXHIBIT B

to

Subscription Agreement

Form of Security Agreement

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of December __, 2018 (this “Agreement”), is made by Arcimoto, Inc., an Oregon corporation (“Grantor”), in favor of FOD Capital, LLC, a Florida limited liability company, pursuant to the Loan Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “ Lender”).

RECITALS

A. Lender and Grantor are parties to that certain Subscription Agreement dated December __, 2018, as modified by that certain Senior Secured Promissory Note dated as of December __, 2018 (collectively, the “Loan Agreement”), pursuant to which Lender agreed to purchase a senior secured promissory note from the Grantor in the principal amount of $3,000,000 (the “Loan”). Capitalized terms not defined herein will have the meanings set forth in the Loan Agreement.

B. The Loan is presently evidenced by that certain Senior Secured Promissory Note in the principal amount of $3,000,000 (the “Note”).

C. Under the terms of the Loan Agreement, Grantor is required to grant to Lender a security interest, subject and subordinate only to security interests expressly permitted by the Loan Agreement and the Permitted Senior Obligations defined in the Subscription Agreement, in and to the Collateral hereinafter described.

D. This Agreement is given by Grantor in favor of the Lender for the ratable benefit of the Purchaser and Additional Purchasers (as defined in the Loan Agreement) to secure the payment and performance of all of the Secured Obligations.

Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Terms. The following terms herein used shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Lender” is defined in the recitals to this Agreement.

“Collateral” is defined in Section 2.1.

“Loan Agreement” is defined in the recitals to this Agreement.

“Grantor” is defined in the preamble to this Agreement.

“Event of Default” means the failure to pay when due, whether at stated maturity, by acceleration or otherwise, any of the Secured Obligations or any other “Event of Default” as defined in the Loan Agreement.

“Lien” means any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor’s or lessee’s interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

“Obligors” is defined in Section 3.6.

“Permitted Liens” means Permitted Senior Obligations permitted by the Loan Agreement.

“Receivables” means all accounts, payment intangibles, chattel paper and instruments.

“Secured Obligations” means any and all obligations of Grantor under the Note and all obligations of Grantor under the Loan Agreement or any Other Investor Agreements associated with the Note, of any kind or nature, howsoever created or evidenced and whether now or hereafter existing, direct or indirect, absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by Grantor as principal, surety, endorser, guarantor, accommodation party or otherwise, including without limitation all principal and all interest (including any interest accruing subsequent to any petition filed by or against Grantor or any of them under the U.S. Bankruptcy Code, whether or not an allowed claim), indemnity and reimbursement obligations, charges, expenses, fees, attorneys’ fees and disbursements and any other amounts owing thereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Oregon; provided, that if, with respect to any UCC financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to Lender is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than Oregon, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of any UCC financing statement relating to such perfection or effect of perfection or non-perfection.

1.2 Loan Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Loan Agreement.

1.3 UCC Definitions. Unless otherwise defined herein or in the Loan Agreement or the context otherwise requires, and whether or not capitalized, terms for which meanings are provided in Article 8 or Article 9 of the UCC are used in this Agreement, including its preamble and recitals, with such meanings. Without limiting the foregoing, accounts, chattel paper, commercial tort claims, certificated security, control, deposit accounts, documents, farm products, fixtures, electronic chattel paper, equipment, general intangibles, goods, instruments, inventory, investment property, letter-of-credit rights, negotiable instruments, payment intangibles, securities and software, whether or not capitalized, shall have the meanings ascribed thereto in the UCC.

ARTICLE 2

GRANT OF SECURITY INTEREST

2.1 Grant of Security Interest. To secure the prompt and complete payment of all Secured Obligations, for value received and pursuant to the Loan Agreement, Grantor hereby grants, assigns and transfers to Lender a first-priority security interest to all of the Grantor’s assets, including but not limited to the following list of described assets whether now owned or existing or hereafter acquired or arising and wherever located, except for the collateral subject to the Permitted Liens (all of which is herein collectively called the “Collateral”):

(a) all Accounts; all Payment Intangibles; all Deposit Accounts and any and all monies credited by or due from any financial institution or any other depository; all additional amounts due to Grantor from any Account Debtors relating to the Accounts; all contract rights, rights of payment earned under a contract right, Instruments (including promissory notes), Chattel Paper (including electronic chattel paper), letters of credit, and money; all Supporting Obligations of the foregoing; all real and personal property of third parties in which Grantor has been granted a lien or security interest as security for the payment or enforcement of Accounts; and

(b) all proceeds and products of subsection (a) of this Section 2.1 in whatever form, including: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, and tort claim proceeds.

ARTICLE 3

REPRESENTATIONS AND COVENANTS

Grantor further represents, warrants, covenants and agrees with Lender as follows:

3.1 Ownership of Collateral; Security Interest Priority. At the time any Collateral becomes subject to a security interest of Lender hereunder, unless Lender shall otherwise consent, Grantor shall be deemed to have represented and warranted that (a) Grantor is the lawful owner of such Collateral or has the power to transfer the Collateral and have the right and authority to subject the same to the security interest of Lender; and (b) other than Permitted Liens, none of the Collateral is subject to any Lien other than that in favor of Lender and there is no effective financing statement or other filing covering any of the Collateral on file in any public office, other than in favor of Lender. This Agreement creates in favor of Lender a valid security interest, subject only to Permitted Liens, in the Collateral, which security interest, upon filing of financing statements in the appropriate offices in the locations listed on Schedule 3.1, will be perfected and of first priority for security interests which may be perfected by the filing of a financing statement, enforceable against Grantor and all third parties and securing the payment of the Secured Obligations. Grantor authorizes Lender to file financing statements describing the Collateral as reasonably determined by Lender and if requested will execute and deliver to Lender all documents and take such other actions as may from time to time be reasonably requested by Lender in order to maintain a first perfected security interest in, and if applicable, possession and control of, the Collateral. Grantor will keep the Collateral free at all times from any and all Liens other than Permitted Liens. Grantor will not, without the prior written consent of Lender, which will not be unreasonably withheld or delayed sell, lease, license, transfer, assign or otherwise dispose, or permit or suffer to be sold, leased, licensed, transferred, assigned or otherwise disposed, any of the Collateral, except for any assets permitted to be sold, leased, licensed, transferred, assigned or otherwise disposed under the Loan Agreement, subject to the terms of the Loan Agreement or sales in the ordinary course of business. Subject to any limitations in the Loan Agreement, Lender or its attorneys may after a prior written notice and on regular business hours inspect the Collateral and for such purpose may enter upon any and all premises where the Collateral is or might be kept or located.

3.2 Perfection of Security Interest and Further Assurances.

(a) The Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Grantor, or words of similar effect. The Grantor agrees to provide all information required by the Lender pursuant to this Section promptly to the Lender upon request.

(b) The Grantor hereby further authorizes the Lender to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any state of the United States or in any other country) this Agreement, the IP Security Agreement and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law.

(c) The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Lender may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

3.3 Names; Locations. Grantor represents and warrants that Schedule 3.2 sets forth the following for Grantor: (a) the jurisdiction in which Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC; (b) the address of Grantor’s chief executive office; (c) each trade name or other name (other than its name set forth on the signature page hereto) used by Grantor; and (d) Grantor’s federal taxpayer identification number (and, during the four months preceding the date hereof, Grantor has not had any other federal taxpayer identification number) and state organizational number. During the past four months preceding the date hereof, Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has Grantor been the subject of any merger or other corporate reorganization during the past five years. The name set forth on the signature page is the true and correct name of Grantor. Grantor will not change its name or place of incorporation or organization or federal taxpayer identification number except upon 30 days’ prior written notice to Lender.

3.4 Taxes, Etc. Grantor will pay any taxes, assessments and similar imposts and charges, which are now or hereafter may become a Lien upon any of the Collateral, in accordance with the terms and requirements of the Loan Agreement.

3.5 Maintenance of Collateral. Grantor shall preserve and maintain all rights of Grantor and Lender in all material Collateral, and will not subordinate, supplement or otherwise modify any claim or right of Grantor with respect to any Collateral, or permit, consent or suffer to occur any of the foregoing, if the effect thereof is to impair, or is in any manner adverse to, the rights or interests of Lender without the prior written consent of Lender.

3.6 Special Rights Regarding Receivables. Lender or any of its agents may, at any time and from time to time in its sole discretion upon the existence of any Event of Default, verify, directly with each Person (collectively, the “Obligors”) which owes any Receivables to Grantor, the Receivables in any reasonable manner. Lender or any of its agents may, at any time from time to time after and during the continuance of an Event of Default, notify the Obligors of the security interest of Lender in the Collateral and/or direct such Obligors that all payments in connection with such obligations and the Collateral be made directly to Lender in Lender’s name. If Lender or any of its agents shall collect such obligations directly from the Obligors, Lender or any of its agents shall have the right to resolve any disputes relating to returned goods directly with the Obligors in such manner and on such terms as Lender or any of its agents shall deem appropriate. Grantor directs and authorizes any and all of its present and future Obligors to comply with requests for information from Lender, Lender’s designees and agents and/or auditors, relating to any and all business transactions between Grantor and the Obligors. Grantor further directs and authorizes all of its Obligors upon receiving a notice or request sent by Lender or Lender’s agents or designees to pay directly to Lender any and all sums of money or proceeds now or hereafter owing by the Obligors to Grantor, and any such payment shall act as a discharge of any debt of such Obligor to Grantor in the same manner as if such payment had been made directly to Grantor. Grantor agrees to take any and all action as Lender may reasonably request to assist Lender in exercising the rights described in this Section.

ARTICLE 4

REMEDIES

4.1 General Remedies. Upon the occurrence and during the continuance of any Event of Default, Lender shall have and may exercise any one or more of the rights and remedies provided to it under this Agreement or any of the Other Investor Agreements or provided by law, including but not limited to all of the rights and remedies of a secured party under the UCC, and Grantor hereby agrees to assemble the Collateral and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties, authorizes Lender to take possession of the Collateral with or without demand and in accordance with applicable law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys’ fees and disbursements, incurred by Lender) and then to the payment and satisfaction of the Secured Obligations. Any requirement of reasonable notice shall be met if Lender sends such notice to Grantor, by registered or certified mail, at least 10 days prior to the date of sale, disposition or other event giving rise to a required notice. Lender may be the purchaser at any such sale. Grantor expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Secured Obligations. Lender shall have no obligation to preserve rights against prior parties, and Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Grantor hereby waives as to Lender any right of subrogation or marshaling of such Collateral and any other collateral for the Secured Obligations. To this end, Grantor hereby expressly agrees that any such collateral or other security of Grantor or any other party which Lender may hold may be dealt with in all respects and particulars as though this Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which Lender or Grantor does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. Grantor shall be liable for any deficiency remaining after disposition of the Collateral. Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Lender may specifically disclaim any warranties of title or the like. If Lender sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of such purchaser. In the event any such purchaser fails to pay for the Collateral, Lender may resell the collateral and Grantor shall be credited with the proceeds of sale.

4.2 Special Remedies Concerning Certain Collateral.

(a) Upon the occurrence and during the continuance of any Event of Default, Grantor shall, if requested to do so in writing, and to the extent so requested, promptly collect and enforce payment of all amounts due Grantor on account of, in payment of, or in connection with, any of the Collateral, hold all payments in the form received by Grantor as trustee for Lender, without commingling with any funds belonging to Grantor, and forthwith deliver all such payments to Lender with endorsement to Lender’s order of any checks or similar instruments.

(b) Upon the occurrence and during the continuance of any Event of Default, Grantor shall, if requested to do so, and to the extent so requested, notify all Obligors and other Persons with obligations to Grantor on account of or in connection with any of the Collateral of the security interest of Lender in the Collateral and direct such account debtors and other Persons that all payments in connection with such obligations and the Collateral be made directly to Lender. Lender itself may, upon the occurrence and during the continuance of an Event of Default, so notify and direct any such account debtor or other Person that such payments are to be made directly to Lender.

(c) Upon the occurrence and during the continuance of an Event of Default, for purposes of assisting Lender in exercising its rights and remedies provided to it under this Agreement, Grantor (i) hereby irrevocably constitutes and appoints Lender its true and lawful attorney, for and in Grantor’s name, place and stead, to collect, demand, receive, sue for, compromise, and give good and sufficient releases for, any monies due or to become due on account of, in payment of, or in connection with the Collateral, (ii) hereby irrevocably authorizes Lender to endorse the name of Grantor, upon any checks, drafts, or similar items which are received in payment of, or in connection with, any of the Collateral, and to do all things necessary in order to reduce the same to money, (iii) with respect to any Collateral, hereby irrevocably assents to all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment (including adjustment of insurance payments) thereof, all in such manner and at such time or times as Lender shall deem advisable and (iv) hereby irrevocably authorizes Lender to notify the post office authorities to change the address for delivery of Grantor’s mail to an address designated by Lender, and Lender may receive, open and dispose of all mail addressed to Grantor. Notwithstanding any other provisions of this Agreement, it is expressly understood and agreed that Lender shall have no duty, and shall not be obligated in any manner, to make any demand or to make any inquiry as to the nature or sufficiency of any payments received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts due or to become due on account of or in connection with any of the Collateral.

ARTICLE 5

MISCELLANEOUS

5.1 Remedies Cumulative. No right or remedy conferred upon or reserved to Lender under any Other Investor Agreements is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of Lender under any Other Investor Agreement or under applicable law may be exercised from time to time and as often as may be deemed expedient by Lender. To the extent that it lawfully may, Grantor agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of any provisions of any Other Investor Agreement; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Other Investor Agreement prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will Grantor, after any such sale or sales, claim or exercise any right, under any applicable law to redeem any portion of such security so sold.

5.2 Conduct No Waiver. No waiver of default shall be effective unless in writing executed by Lender and waiver of any default or forbearance on the part of Lender in enforcing any of its rights under this Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

5.3 Governing Law; Consent to Jurisdiction. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Oregon applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Grantor agrees that any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby may be brought in any court of the State of Oregon or in any court of the United States of America sitting in Oregon, and Grantor hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property,. Nothing in this paragraph shall affect the right of Lender to serve process in any other manner permitted by law or limit the right of Lender to bring any such action or proceeding against Grantor or its property in the courts of any other jurisdiction. Grantor hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

5.4 Notices. All notices, demands, requests, consents and other communications hereunder shall be delivered in the manner described in the Loan Agreement.

5.5 Rights Not Construed as Duties. Lender neither assumes nor shall it have any duty of performance or other responsibility under any contracts in which Lender has or obtains a security interest hereunder. If Grantor fails to perform any agreement contained herein, Lender may but is in no way obligated to itself perform, or cause performance of, such agreement, and the reasonable expenses of Lender incurred in connection therewith shall be payable by Grantor under Section 5.8. The powers conferred on Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and accounting for monies actually received by it hereunder, Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

5.6 Amendments. None of the terms and provisions of this Agreement may be modified or amended in any way except by an instrument in writing executed by Grantor and Lender.

5.7 Severability. If any one or more provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired, prejudiced or disturbed thereby, and any provision hereunder found partially unenforceable shall be interpreted to be enforceable to the fullest extent possible.

5.8 Expenses. (a) Grantor will, upon demand, jointly and severally, pay to Lender an amount of any and all reasonable and documented expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Lender may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Lender hereunder or under the Other Investor Agreements, or (iii) the failure of Grantor to perform or observe any of the provisions hereof.

(b) Grantor, jointly and severally, agrees to hold harmless and indemnify Lender from and against any and all claims, losses and liabilities actually incurred or suffered growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from Lender’s gross negligence, breach of this Agreement, or willful misconduct.

5.9 Successors and Assigns; Termination. This Agreement shall create a continuing, absolute, unconditional and irrevocable security interest in the Collateral and shall be binding upon Grantor, its successors and assigns, and inure, together with the rights and remedies of Lender hereunder, to the benefit of Lender and its successors, transferees and assigns. Upon the irrevocable payment in full in immediately available funds of all of the Secured Obligations and the termination of all commitments to lend and letters of credit outstanding under the Other Investor Agreements, the security interest granted hereunder shall terminate and all rights to the Collateral shall revert to Grantor.

5.10 Evidence of Secured Obligations. Lender’s books and records showing the Secured Obligations shall be admissible in any action or proceeding, shall be binding upon each Grantor for the purpose of establishing the Secured Obligations due from Grantor and shall constitute prima facie proof, absent manifest error, of the Secured Obligations of Grantor to Lender.

5.11 Waiver of Jury Trial. Lender, in accepting this Agreement, and Grantor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither Lender nor Grantor shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either Lender or Grantor except by a written instrument executed by all of them.

[Signature Page Follows]

IN WITNESS WHEREOF, Grantor has caused this Security Agreement to be duly executed as of the day and year first set forth above.

ARCIMOTO, INC., an Oregon corporation

By:
Name:
Title:

Accepted and Agreed:

FOD CAPITAL, LLC, a Florida limited liability company,

As Lender

By:
Name:
Title:

Signature Page to Security Agreement

SCHEDULE 3.1 TO SECURITY AGREEMENT

Locations Where Financing Statements Are to Be Filed

Oregon

SCHEDULE 3.2 TO SECURITY AGREEMENT

List of Names and Locations

1. Jurisdiction in which located for purposes of Sections 9-301 and 9-307 of the UCC: Oregon

2. Address of chief executive office: 2034 West 2nd Avenue, Eugene, OR 97402

3. Trade names: Arcimoto, Inc.

4. Federal Tax Identification No.:

Arcimoto, Inc. – 26-1449404

5. State Control No.:

Arcimoto, Inc. – 478709-93

EXHIBIT C

to

Subscription Agreement

Form of Intellectual Property Security Agreement

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (“IP Security Agreement”), dated as of [DATE], [YEAR], is made by and between Arcimoto, Inc., an Oregon corporation (the “Grantor”) in favor of FOD Capital, LLC (the “Lender”), a Florida limited liability company, as collateral agent for the secured party under the Loan Agreement referred to below (the “Secured Party”).

WHEREAS, the Grantor has entered into a Subscription Agreement dated as of December __, 2018 (the “Loan Agreement”), with the Lender. Capitalized terms not defined herein will have the meanings set forth in the Loan Agreement.

WHEREAS, as a condition precedent to the making of the loan by the Lender under the Loan Agreement, Grantor has executed and delivered to the Lender that certain Security Agreement dated as of December __, 2018, made by and between the Grantor and the Lender (the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Lender, for the benefit of the Secured Party, a security interest in, among other property, certain intellectual property of the Grantor, and has agreed to execute and deliver this IP Security Agreement for recording with governmental authorities, including, but not limited to, the United States Patent and Trademark Office and the United States Copyright Office.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Security. Grantor hereby pledges and grants to the Lender for the ratable benefit of the Secured Party a security interest in and to all of the right, title, and interest of Grantor in, to, and under the following (the “IP Collateral”):

(a) the patents and patent applications set forth in Schedule 1 hereto and all reissues, divisions, continuations, continuations-in-part, renewals, extensions, and reexaminations thereof and amendments thereto, as well as any foreign patents and patent applications related to the patents and patent applications set forth in Schedule 1 (the “Patents”);

(b) the trademark registrations and applications set forth in Schedule 2 hereto, together with the goodwill connected with the use thereof and symbolized thereby, and all extensions and renewals thereof (the “Trademarks”);

(c) the copyright registrations, applications, and copyright registrations and applications exclusively licensed to Grantor set forth in Schedule 3 hereto, and all extensions and renewals thereof (the “Copyrights”);

(d) all rights of any kind whatsoever of Grantor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;

(e) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(f) any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right, but no obligation, to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2. Recordation. Grantor authorizes the Commissioner for Patents, and the Commissioner for Trademarks, the Register of Copyrights, and any other government officials to record and register this IP Security Agreement upon request by the Lender.

3. Loan Documents. This IP Security Agreement has been entered into pursuant to and in conjunction with the Security Agreement, which is hereby incorporated by reference. The provisions of the Security Agreement shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of the Lender with respect to the IP Collateral are as provided by the Loan Agreement, the Security Agreement, and related documents, and nothing in this IP Security Agreement shall be deemed to limit such rights and remedies.

4. Execution in Counterparts. This IP Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this IP Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this IP Security Agreement.

5. Successors and Assigns. This IP Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6. Governing Law. This IP Security Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this IP Security Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Oregon, without giving effect to any choice or conflict of law provision or rule (whether of the State of Oregon or any other jurisdiction).

[signature page follows]

IN WITNESS WHEREOF, Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ARCIMOTO, INC. By: _______________________________ Name: Title: Address for Notices: 2034 West 2nd Avenue
Eugene, OR 97402

AGREED TO AND ACCEPTED

FOD Capital, LLC By: _______________________________ Name: Title: Address for Notices: 7009 Shrimp Rd, STE #4 Key West, FL 33040

Signature Page to Intellectual Property Security Agreement

SCHEDULES

Schedule 1

PATENTS

Patents

Title	Jurisdiction	Patent Number	Issue Date	Record Owner
Narrow body ultra efficient three wheeled electric vehicle with automotive class feel	US	8,985,255	March 24, 2015	Arcimoto, Inc.
Vehicle powertrain with dual-independent transmissions	US	9,592,732	March 14, 2017	Arcimoto, Inc.
Narrow ultra efficient three wheeled vehicle with automotive class feel and handlebar steering	US	9,783,257	October 10, 2017	Arcimoto, Inc.
Narrow ultra efficient three wheeled vehicle with automotive class feel and handlebar steering	US	9,994,276	June 12, 2018	Arcimoto, Inc.
Battery assembly including multi-row battery interconnection member	US	10,164,235	December 25, 2018	Arcimoto, Inc.

Patent Applications

Title	Jurisdiction	Application/ Publication Number	Filing Date	Record Owner
Battery system	US	14/954,650	November 30, 2015	Arcimoto, Inc.

Schedule 2

TRADEMARKS

Trademark Registrations

Mark	Jurisdiction	Registration Number	Registration Date	Record Owner
FUV	US	5541619	September 10, 2016	Arcimoto, Inc.
ARCIMOTO	US	5467285	May 3, 2017	Arcimoto, Inc.
FUN UTILITY VEHICLE	US	5342452	December 7, 2016	Arcimoto, Inc.
FUV	US	5325383	September 15, 2016	Arcimoto, Inc.
A (logo)	US	4997459	November 19, 2015	Arcimoto, Inc.
THE EVERYDAY ELECTRIC	US	4230594	January 27, 2011	Arcimoto, Inc.
SRK	US	4369026	April 7, 2011	Arcimoto, Inc.

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Mark	Jurisdiction	ITU Status	Application Number	Filing Date	Record Owner

Schedule 3

COPYRIGHTS

Copyright Registrations

Title	Jurisdiction	Registration Number	Registration Date	Record Owner

Copyright Applications

Title	Jurisdiction	Application Number	Filing Date	Record Owner

Exclusively Licensed Copyright Registrations

License Agreement	Copyright Title	Jurisdiction	Registration Number	Registration Date

Exclusively Licensed Copyright Applications

License Agreement	Copyright Title	Jurisdiction	Application Number	Filing Date

EXHIBIT D

to

Subscription Agreement

Form of Collateral Assignment of Lease

COLLATERAL ASSIGNMENT OF LEASE

THIS COLLATERAL ASSIGNMENT OF LEASE (this “Assignment”) is made December __, 2018, by and between Arcimoto, Inc., an Oregon corporation (collectively with successors and assigns, the “Assignor”), with an address at 2034 West 2nd Avenue, Eugene, OR 97402, and FOD Capital, LLC, a Florida limited liability company (collectively with successors and assigns, the “Assignee”), with an address at 7009 Shrimp Road, Suite #4, Key West, FL 33040.

RECITALS

A. Under a certain Lease Agreement dated September 3, 2017, and under certain Lease Amendment for the Truck Repair Room attached as Exhibit A (collectively with all modifications, extensions, renewals, and replacements, the “Lease”), 2034 LLC (the “Lessor”) demised and let to Assignor the portion of Lessor’s building located at 2034 West 2nd Avenue, Eugene, OR 97402 (the “Premises”);

B. Assignee proposes to make certain financial accommodations to Assignor as evidenced by a certain Subscription Agreement, Note, Security Agreement and IP Security Agreement dated on or about the date of this Assignment (collectively with all modifications, extensions, renewals, and replacements, the “Note”). Capitalized terms used but not defined in this Assignment have the meanings given to them in the Note.

C.  As further consideration and to induce Assignee to extend Assignor certain financial accommodations under the Note and the other Investor Agreements, Assignor desires to enter into this Assignment.

PROVISIONS

1. The Assignor assigns, transfers, and sets over unto Assignee, with the right to reassign, all of its right, title, and interest in and under the Lease and in and to the Premises, as collateral security for payment of the Note and all Secured Obligations of Assignor under Other Investor Agreements; it being expressly agreed that this Assignment is made and is consented to by the Lessor upon the terms and conditions set forth in this Assignment.

2. The Assignor will retain right to possession of the Premises in accordance with the terms and conditions in the Lease until an Event of Default occurs under the Note, the Other Investor Agreements, or the Lease.

3. If an Event of Default occurs under the Note, the Other Investor Agreements, or the Lease, Assignee may, at its option, by written notice to Lessor and Assignor, assume the Lease and enjoy the specified use of the Premises. Upon exercise of such option, Assignee will be deemed to be substituted as the tenant under the Lease in the place of Assignor, will be deemed to have expressly assumed all of the terms, covenants, and obligations of the Lease applicable to Assignor, and will be entitled to enjoy all rights and privileges granted to Assignor under the Lease, according to its terms.

4. If an Event of Default occurs under the Note, the Other Investor Agreements, or the Lease, Assignee has the right to reassign, by public or private sale conducted according to the terms of the Uniform Commercial Code as adopted in Oregon, all its rights to the Lease and to enjoy the specified use of the Premises. Upon any such reassignment, the new tenant will promptly cure any breaches of the Lease by Assignor to the extent such cure can be effected by payment of money, and will expressly assume all terms, covenants, and obligations of the Lease applicable to Assignor; whereupon such new tenant will be entitled to enjoy all rights and privileges granted to Assignor under the Lease, according to its terms.

5. Assignor will be liable to Assignee for all payments by Assignee for rent and other obligations under the Lease to cure defaults of Assignor under the Lease. Assignor’s liability for such sums will become part of the Secured Obligations and will be secured by all security interests securing the Note and the Other Investor Agreements. The parties acknowledge that such payments are reasonable expenses of foreclosure.

6. ASSIGNOR WAIVES ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS, DEFENSES, COUNTERCLAIMS, AND SUITS OF ANY KIND ARISING FROM OR RELATING TO THIS ASSIGNMENT OR THE DEALINGS OF THE PARTIES IN RESPECT HERETO. ASSIGNOR ACKNOWLEDGES AND AGREES THAT THIS PROVISION IS A MATERIAL TERM OF THIS ASSIGNMENT AND THAT ASSIGNEE WOULD NOT EXTEND ANY FINANCIAL ACCOMMODATIONS UNDER THE NOTE IF THIS WAIVER OF JURY TRIAL WERE NOT A PART OF THIS ASSIGNMENT. ASSIGNOR ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT IT MAKES THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION, OR AFTER THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF ITS CHOICE. ASSIGNOR AGREES THAT ALL SUCH CLAIMS, DEFENSES, COUNTERCLAIMS, AND SUITS WILL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.

Assignor:

ARCIMOTO, INC.

By:
Name:
Title:

Assignee:

FOD CAPITAL, LLC

By:
Name:	Michael T. Raymond
Title:	Manager

Signature Page to Collateral Assignment of Lease

EXHIBIT E

to

Subscription Agreement

Form of Warrant

THIS WARRANT IS VOID AFTER 11:59 P.M., EASTERN TIME, _____________ __, 201__[1]

ARCIMOTO, INC.

Warrant To Purchase Common Stock

Warrant No.: ________

Number of Shares of Common Stock: 942,857

Date of Issuance: ____________ ___, 201_ (“Issuance Date”)

Arcimoto, Inc., an Oregon corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FOD CAPITAL, LLC, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the date hereof (the “Initial Exercisability Date”), but not after 11:59 p.m., Eastern time, on the Expiration Date, (as defined below), 942,857 fully-paid and non-assessable shares of Common Stock (as defined below), subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 16. This Warrant is issued pursuant to (i) that certain Subscription Agreement, dated as of December __, 2018 (the “Subscription Date”) by and between the Company and FOD Capital, LLC (the “Subscription Agreement”), (ii) the Company’s Registration Statement on Form S-3 (File number 333-227683) (the “Registration Statement”) and (iii) the Company’s prospectus supplement dated as of December 2018 (the “Prospectus”) relating to the offering (the “Offering”) of the securities referenced therein (the “Securities”).

1. EXERCISE OF WARRANT.

i. Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by delivery (whether via facsimile, electronic mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or, if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder (until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full), nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares and the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. On or before the first (1st) Trading Day following the date on which the Holder has delivered the applicable Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Company’s transfer agent (the “Transfer Agent”). So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the earlier of (i) the second (2nd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the first (1st) Trading Day following the date on which the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) is delivered (such earlier date, or if later, the earliest day on which the Company is required to deliver Warrant Shares pursuant to this Section 1(a), the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder’s delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) with respect to such exercise.

1 NTD: 3 years from date of the Prospectus.

Exercise Price. For purposes of this Warrant, “Exercise Price” means $3.50 per share, subject to adjustment as provided herein.

ii. Company’s Failure to Timely Deliver Securities. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 1(a) above pursuant to an exercise on or before the Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof. The Company’s current transfer agent participates in the DTC Fast Automated Securities Transfer Program (“FAST”). In the event that the Company changes transfer agents while this Warrant is outstanding, the Company shall use commercially reasonable efforts to select a transfer agent that participates in FAST. While this Warrant is outstanding, the Company shall request its transfer agent to participate in FAST with respect to this Warrant.

Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a registration statement (which may be the Registration Statement) covering the issuance or resale of the Warrant Shares is not then effective or available, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

                                     B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) for five consecutive Trading Days ending on the date immediately preceding the Exercise Date.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 1(d).  Except as expressly set forth in Section 4(b) herein, nothing in this Warrant shall require the Company to effect cash settlement of this Warrant.

Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

iii. Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1(f) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined by the Holder in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

iv. Required Reserve Amount.  So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2 below.  The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of shares of Common Stock issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to any limitations on exercise) (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise).

v. Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than one hundred twenty (120) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES Upon Subdivision or Combination of Common Stock.

(a) Stock Dividends and Splits. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Voluntary Adjustment by Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

3. [RESERVED]

4. FUNDAMENTAL TRANSACTIONS. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Notwithstanding the foregoing, in the event of an all-cash sale of the Company, at the Company’s option, the Company or the Successor Entity shall have the right to purchase this Warrant from the Holder by paying to the Holder on the effective date of the Fundamental Transaction, cash in an amount equal to the Black-Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction. Except in the case of the purchase of this Warrant pursuant to the terms of the immediately preceding sentence, upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4 to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) (collectively, the “Corporate Event Consideration”) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). The provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black-Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black-Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, shares or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme, arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of any corporate action required to be specified in such notice.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.

Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, including, without limitation, an Exercise Notice, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, electronic mail or by facsimile or (b) from outside the United States, by International Federal Express, electronic mail or facsimile, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two (2) Business Days after so mailed and (D) at the time of transmission, if delivered by electronic mail to the email address specified in this Section 8 prior to 5:00 p.m. (Eastern time) on a Trading Day, (E) the next Trading Day after the date of transmission, if delivered by electronic mail to the email address specified in this Section 8 on a day that is not a Trading Day or later than 5:00 p.m. (Eastern time) on any Trading Day and (F) if delivered by facsimile, upon electronic confirmation of delivery of such facsimile, and will be delivered and addressed as follows:

(i)	if to the Company, to: Arcimoto, Inc. 2034 West 2nd Ave. Eugene, OR 97402 Attention: Douglas Campoli/CFO, Secretary & Treasurer Facsimile: Email: investors@arcimoto.com

(ii) if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder; provided, further, that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders of Warrants to purchase a majority of the Warrant Shares sold pursuant to the Registration Statement.

10. GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Oregon, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Oregon or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Oregon. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of Eugene, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 8(i) above or such other address as the Company subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

12. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and any other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13. RESERVED.

14. SEVERABILITY; CONSTRUCTION; HEADINGS. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

15. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Subscription Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

“Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 11. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

“Bloomberg” means Bloomberg Financial Markets.

“Black-Scholes Value” means the value of this Warrant calculated using the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, (iii) the underlying price per share used in such calculation shall be the greater of (x) the highest Weighted Average Price of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the applicable Fundamental Transaction and ending on (A) the Trading Day immediately following the public announcement of such Fundamental Transaction, if the applicable Fundamental Transaction is publicly announced or (B) the Trading Day immediately following the consummation of the applicable Fundamental Transaction if the applicable Fundamental Transaction is not publicly announced and (y) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in the Fundamental Transaction, (iv) a zero cost of borrow and (v) a 365 day annualization factor.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in Eugene, Oregon are authorized or required by law to remain closed.

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., Eastern time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

“Common Stock” means (i) the Company’s Common Stock and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“Eligible Market” means The Nasdaq Capital Market, the NYSE American LLC, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange, Inc.

“Expiration Date” means the three-year anniversary of the date of the Prospectus.

“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

“Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Principal Market” means The Nasdaq Global Market.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Company’s primary trading market or quotation system with respect to the Common Stock that is in effect on the date of delivery of an applicable Exercise Notice.

“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

“Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

“Transaction Documents” means any agreement entered into by and between the Company and the Holder, as applicable.

“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., Eastern time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., Eastern time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., Eastern time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., Eastern time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11 but with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

ARCIMOTO, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

ARCIMOTO, INC.

The undersigned holder hereby exercises the right to purchase _________________ shares of Common Stock (“Warrant Shares”) of Arcimoto, Inc., an Oregon corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________ a “Cashless Exercise” with respect to _______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [Transfer Agent] to issue the above indicated number of shares of Common Stock on or prior to the applicable Share Delivery Date.

ARCIMOTO, INC.

By:
Name:
Title:

Prospectus

$150,000,000 of

Common Stock

Preferred Stock

Debt Securities

Warrants

Units and/or

Rights

We may offer and sell from time to time up to $150,000,000 of our shares of common stock; shares of preferred stock; debt securities; warrants; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, in one or more offerings in amounts, at prices and on terms that we will determine at the time of offering.

This prospectus provides you with a general description of the securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

Our common stock is listed on the NASDAQ Capital Market under the symbol “FUV”. The last reported sale price of our common stock on September 28, 2018 was $3.70 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

As of September 28, 2018, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $30,014,219, which was calculated based on 8,111,951 shares of our outstanding common stock held by non-affiliates and on a price of $3.70 per share, the last reported sale price for our common stock on September 28, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus may not be used by us to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”, before you invest in our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus, to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 3, 2018

TABLE OF CONTENTS

About this Prospectus	ii

Prospectus Summary	1

Risk Factors	4

Cautionary Note Regarding Forward-Looking Statements	5

Use of Proceeds	7

Plan of Distribution	7

Description of Our Capital Stock	10

Description of Warrants	11

Description of Debt Securities	13

Description of the Units	15

Description of the Rights	15

Certain Provisions of Oregon Law, our Second Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws	17

Legal Matters	19

Experts	19

Where You Can Find Additional Information	19

Incorporation of Documents by Reference	19

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, in one or more offerings, up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement (or pricing supplement), which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, will include all material information relating to the offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find Additional Information About Us” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

To the extent there are inconsistencies between this prospectus, any prospectus supplement and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Arcimoto” refer to Arcimoto, Inc.

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PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. Because it is a summary, it might not contain all of the information that is important to you. For a more complete understanding of our Company, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information referred to under the heading “Risk Factors” in this prospectus beginning on page 4 and in the documents incorporated by reference into this prospectus.

Our Company

Arcimoto’s mission is to help catalyze the shift to a sustainable transportation system. Since our incorporation in November 2007, we have been engaged primarily in the design and development of ultra-efficient three-wheeled electric vehicles. Over the course of our first ten years, we designed, built and tested eight generations of prototypes, culminating in the Fun Utility Vehicle®, or FUV.

The FUV is a pure electric solution that we estimate is approximately a quarter of the weight, takes up a third of the parking space of and is more efficient than the average passenger car in the United States. We anticipate offering the FUV with several option packages to meet the needs of a variety of customers. We expect retail series FUV production to commence upon compliance validation of the pilot series FUV. As of September 28, 2018, we had 3,017 pre-orders for our retail series FUV.

Corporate Information

We were originally formed on November 21, 2007 as WTP Incorporated, an Oregon Corporation. On December 29, 2011, we changed our name to Arcimoto, Inc. Our principal executive offices are located at 2034 West 2nd Ave., Eugene, Oregon 97402, and our phone number is (541) 683-6293. Our website address is www.arcimoto.com. The information on, or that can be accessed through, our website is not part of this Registration Statement.

Offerings Under This Prospectus

We may offer shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, with a total value of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

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This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted upon by shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by shareholders. Convertible preferred stock will be convertible into our common stock. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in a certificate of amendment to our Second Amended and Restated Articles of Incorporation, or Restated Articles, relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of amendment that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of amendment that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities (described below) in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

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In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

With respect to any debt securities that we issue, we will issue such debt securities under an indenture, which we would enter into with the trustee named in the indenture. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

Units

We may issue units consisting of shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; or rights for the purchase of common stock, preferred stock, debt securities or units, in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

Rights

We may offer rights to our existing shareholders to purchase additional shares of our common stock, shares of our preferred stock, debt securities or units. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock, shares of preferred stock, debt securities or units that may be purchased in connection with each right and the subscription price for the purchase of such common stock, preferred stock, debt securities or units. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or purchasers to purchase any shares of our common stock, preferred stock, debt securities or units not subscribed for in the rights offering by existing shareholders, which will be described in the applicable prospectus supplement.

In this prospectus, we have summarized certain general features of the rights. We urge you, however, to read the applicable prospectus supplement related to the rights being offered and the rights agreement that contains the terms of the rights, and the rights certificate. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement containing the terms of the rights and rights certificate we are offering before the issuance of rights.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate. Our common stock is listed on the NASDAQ Capital Market and trades under the symbol “FUV”.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described in “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q that have been or will be incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of our securities may also discuss certain risks of investing in that offering. The risks set forth in any prospectus supplement and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:

●	overall strength and stability of general economic conditions and of the automotive industry more specifically, both in the United States and globally;

●	our ability to effectively execute our business plan and growth strategy;

●	unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility;

●	our ability to manage the distribution channels for our products, including our ability to successfully implement our direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate;

●	our dependence on our suppliers;

●	the volatility of our stock price;

●	changes in consumer demand for, and acceptance of, our products;

●	changes in the competitive environment, including adoption of technologies and products that compete with our products;

●	our ability to generate consistent revenues;

●	our ability to design, produce and market our vehicles;

●	our reliance on key personnel;

●	changes in the price of oil and electricity;

●	changes in laws or regulations governing our business and operations;

●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, if any, on terms favorable to our Company;

●	the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations;

●	our ability to maintain quality control over our vehicles and avoid material vehicle recalls;

●	our ability to obtain and protect our existing intellectual property protections including patents;

●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;

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●	interest rates and the credit markets;

●	our ability to maintain our NASDAQ Capital Market listing;

●	costs and risks associated with litigation; and

●	other risks described from time to time in periodic and current reports that we file with the SEC.

You should read this prospectus and the documents that we incorporate by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus and any document incorporated by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes, including to cover our operating expenses and offering costs. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending the application of the net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell securities offered under this prospectus:

●	through underwriters or dealers;

●	through agents;

●	directly to one or more purchasers; or

●	through a combination of any of these methods for sale.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices. For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

●	the names of any underwriters, dealers or agents;

●	the purchase price of the securities;

●	the use of proceeds to us from the sale of the securities;

●	any underwriting discounts, agency fees or other compensation payable to underwriters or agents;

●	any discounts or concessions allowed or re-allowed or repaid to dealers; and

●	the securities exchanges on which the securities will be listed, if any.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The underwriters may sell the securities directly or through underwriting syndicates managed by managing underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain, or otherwise affect the market price of the securities in accordance with applicable law.

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Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, which includes sales made directly on the NASDAQ Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If agents are used in any sale of securities offered under this prospectus, they will generally use their reasonable best efforts to solicit purchases for the period of their appointment. If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We expect that any agreements we may enter into with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contributions with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies, and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Sales of securities offered under this prospectus also may be effected by us from time to time in one or more types of transactions (which may, without limitation, include block transactions, special offerings, exchange distributions, secondary distributions, purchases by a broker or dealer, or other direct sales by us to one or more purchasers) on the NASDAQ Capital Market or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of our common stock offered under this prospectus will be listed on the NASDAQ Capital Market, subject to notice of issuance.

Each issue of a new series of debt securities, preferred stock, warrants, units and rights will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. It has not been established whether the underwriters, if any, of the securities offered under this prospectus will make a market in these securities. If a market in any series of debt securities, preferred stock, warrants, units and rights is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

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In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities offered under this prospectus through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms”, acting as principals for their own accounts or as agents for us, may offer and sell the securities offered under this prospectus as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by or contribution from us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Any person participating in the distribution of securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations under the Exchange Act, including without limitation, Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

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DESCRIPTION OF OUR CAPITAL STOCK

Common Stock

Our Restated Articles authorizes the issuance of up to 20.0 million shares of common stock, no par value. As of September 28, 2018, there were 16,016,739 shares of common stock outstanding, as well as 2,586,242 unissued shares of common stock subject to outstanding options and warrants. Our common stock is listed on NASDAQ Capital Market under the symbol “FUV”. The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our Restated Articles and Second Amended and Restated Bylaws, or Bylaws, as may be amended from time to time.

Holders of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders, do not have cumulative voting rights, have no preemptive rights to purchase common stock, no conversion or redemption rights or sinking fund provisions with respect to the common stock and are entitled to share ratably in dividends. In the event of the Company’s liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preferences granted to holders of shares of any then outstanding preferred stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. All of our outstanding shares of common stock are fully paid and nonassessable.

The transfer agent for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is Computershare, P.O. Box 505000, Louisville, KY 40233 and its telephone number is 800-962-4284.

Preferred Stock

The Company is authorized to issue 5.0 million shares of preferred stock, no par value, of which 1.5 million shares were designated as Series A-1 Preferred Stock. On July 25, 2017, a majority of the Series A-1 Preferred shareholders voted to convert all 1,434,891 issued shares of Series A-1 Preferred Stock to 2,869,782 common shares. As of September 28, 2018, there were no shares of Series A-1 Preferred Stock issued and outstanding.

We may issue shares of our preferred stock from time to time, in one or more series. Under our Restated Articles, our board of directors has the authority, without further action by shareholders, to provide for the issuance of all or any shares of the preferred stock in one or more series and provide that the shares of each such series may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Company at such price or prices or at such rates of exchange, and with such adjustments, if any; (e) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of preferred stock; or (f) entitled to such other preferences, powers, qualifications, rights and privileges, all as the board of directors may deem advisable and as are not inconsistent with the law and the provisions of the Restated Articles.

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If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in a certificate of amendment to our Restated Articles relating to that series. We will also incorporate by reference into the registration statement, of which this prospectus is a part, the form of any certificate of amendment that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of amendment that contains the terms of the applicable series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, and delaying or preventing a the completion of a merger, tender offer or other takeover attempt.

All shares of preferred stock offered will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise or exchange of any other securities described in this prospectus.

The Oregon Revised Statutes provide that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of amendment.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be filed, along with a form of warrant certificate, as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

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●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

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Each warrant will entitle the holder of the warrant to purchase for cash an amount of securities at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we may offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated therein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

●	the maturity date;

●	the principal amount due at maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

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●	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment or interest and the maximum length of any such deferral period;

●	the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	any provisions for payment of additional amounts for taxes;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	events of default;

●	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

●	the form of debt security and how it may be exchanged and transferred;

●	description of the indenture trustee and paying agent, and the method of payments; and

●	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

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We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

●	does not limit the amount of debt securities that we may issue;

●	allows us to issue debt securities in one or more series;

●	does not require us to issue all of the debt securities of a series at the same time;

●	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

●	provides that the debt securities may be secured or unsecured, as may be set forth in the applicable prospectus supplement.

DESCRIPTION OF THE UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, warrants, or rights in any combination and in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may choose to evidence each series of units by unit certificates that we would issue under separate agreements. If we choose to evidence the units by unit certificate, we will enter into unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement related to the particular series of units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

DESCRIPTION OF THE RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting, backstop or other arrangements with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our shareholders, we would distribute certificates evidencing the rights and a prospectus supplement to our shareholders on or about the record date that we set for receiving rights in such rights offering.

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The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

●	the title and aggregate number of the rights;

●	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

●	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

●	the number or a formula for the determination of the number of the rights issued to each shareholder;

●	the extent to which the rights are transferable;

●	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

●	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

●	in the case of rights to purchase units, the type and number of securities comprising the units, and the number of units purchasable upon exercise of one right;

●	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

●	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

●	the effect on the rights of any merger, consolidation, sale or other disposition of our business;

●	the terms of any rights to redeem or call the rights;

●	information with respect to book-entry procedures, if any;

●	the terms of the securities issuable upon exercise of the rights;

●	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

●	if applicable, a discussion of certain U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

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We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement and rights certificate that describe the terms of the rights we are offering before the issuance of rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a rights certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to shareholders, persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

CERTAIN PROVISIONS OF OREGON LAW, OUR SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION AND SECOND AMENDED AND RESTATED BYLAWS

Certain provisions of Oregon law, our Restated Articles and our Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Oregon Business Combination Act

We are subject to the Oregon Business Combination Act, an anti-takeover law. In general, the Oregon Business Combination Act prohibits a publicly held Oregon corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the date the person became an interested shareholder, unless:

●	the board of directors approves the transaction in which the shareholder became an interested shareholder prior to the date the interested shareholder attained that status;

●	when the shareholder became an interested shareholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors and officers and certain shares owned by employee benefits plans; or

●	on or subsequent to the date the business combination is approved by the board of directors, the business combination is authorized by the affirmative vote of at least 66 2/3% of the voting stock not owned by the interested shareholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns, or is an affiliate or associate of the corporation and within three years prior to the determination of interested shareholder status did own, 15% or more of a corporation’s voting stock.

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Oregon Control Share Act

We are subject to the Oregon Control Share Act, under which a person who acquires voting stock in a transaction that results in the person holding more than 20%, 33 1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares:

●	by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by our officers and directors who are also employees of our Company, or inside directors; and

●	by the holders of a majority of the outstanding voting shares, including the control shares held by such person and shares held by our officers and inside directors.

This vote would be required at the time an acquiring person’s holdings exceed 20% of the total voting power, and again at the time the acquiring person’s holdings exceed 33 1/3% and 50%, respectively.

The Oregon Control Share Act and the Oregon Business Combination Act could have the effect of encouraging potential acquirers to negotiate with our board of directors and discourage potential acquirers unwilling to comply with the provisions of these laws. These laws also may delay, defer or prevent a tender offer or takeover attempt of our Company that a shareholder might consider in the shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. We have not adopted such a provision and do not currently intend to do so.

Charter Documents

Our Restated Articles and Bylaws include a number of provisions that may have the effect of deterring acquisition proposals or delaying or preventing changes in control or management of our Company.

Restated Articles

●	Best Interests of the Company. Oregon law and our Restated Articles authorize our board of directors, in all matters, to consider the social, legal and economic effects on our employees and on the communities and geographical areas in which we operate, the long-term and short-term interests of us and our shareholders, and our effect on the environment. Because our board of directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock.

●	No Cumulative Voting. Our Restated Articles do not include a provision for cumulative voting for directors. Under cumulative voting, a minority shareholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

●	Preferred Stock. We are authorized to issue “blank check” preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by our board of directors, without any further vote or action by our shareholders, to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of a substantial shareholder, increasing the consideration necessary to effect an acquisition or selling unissued shares to a friendly third party.

Bylaws

●	Amendments. Our board of directors may alter our Bylaws without obtaining shareholder approval.

●	Number of Directors. The number of directors on our board, which may range from one to five directors, may be changed by resolution of the board of directors without any further vote or action by our shareholders.

●	Board Vacancies. Newly created directorships resulting from an increase in our authorized number of directors and vacancies in our board resulting from death, resignation or removal will be filled by a majority of our board then in office.

These provisions of our Restated Articles, our Bylaws and Oregon law could discourage potential acquisition proposals and delay or prevent a change in control or management of our Company

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

The financial statements of Arcimoto, Inc. included in the Company’s Annual Report on Form 10-K as of December 31, 2017 and 2016 and for the years then ended have been audited by dbbmckennon, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.arcimoto.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus and any applicable accompanying prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus and any applicable accompanying prospectus supplement. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus and any applicable accompanying prospectus supplement. Statements in this prospectus and any applicable accompanying prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information”. The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC pursuant to Section 13(a) of the Exchange Act on March 30, 2018;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC pursuant to Section 13(a) of the Exchange Act on May 14, 2018;

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●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC pursuant to Section 13(a) of the Exchange Act on August 14, 2018;

●	our Current Reports on Form 8-K filed with the SEC pursuant to Section 13(a) of the Exchange Act on June 13 and September 24, 2018; and

●	the description of the Company’s common stock contained in the Company’s Post-Qualification Offering Statement on Form 1-A (File No. 024-10710), filed with the SEC on September 18, 2017, as amended, which description is incorporated by reference into the Form 8-A filed with the SEC on September 21, 2017, pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time, be furnished to the SEC be incorporated into or otherwise become a part of this Registration Statement.

Any statement contained in this prospectus and any applicable prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus and any applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any applicable prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Arcimoto, Inc., 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any applicable prospectus supplement or incorporated by reference in this prospectus and any applicable prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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500,000 Shares of Common Stock

and a

Warrant to Purchase 942,857 Shares of Common Stock

PROSPECTUS SUPPLEMENT